EXHIBIT 10.12

12-10-01

TENNANT COMPANY PENSION PLAN

(As Amended and Restated Effective January 1, 2002)

TENNANT COMPANY PENSION PLAN

(As Amended and Restated Effective January 1, 2002)

ARTICLE I	GENERAL
Sec. 1.1	Name of Plan
Sec. 1.2	Purpose
Sec. 1.3	Effective Date and History
Sec. 1.4	Construction and Applicable Law
Sec. 1.5	Rules of Construction
Sec. 1.6	Benefits Determined Under Provisions in Effect at Termination of Employment
Sec. 1.7	Effective Date of Document

ARTICLE II	MISCELLANEOUS DEFINITIONS
Sec. 2.1	Active Participant
Sec. 2.2	Actuary
Sec. 2.3	Actuarial Equivalent, Actuarial Value
Sec. 2.4	Administrator
Sec. 2.5	Affiliate
Sec. 2.6	Board
Sec. 2.7	Certified Earnings
Sec. 2.8	Common Control
Sec. 2.9	Committee
Sec. 2.10	Company
Sec. 2.11	Employment Commencement Date
Sec. 2.12	Final Average Compensation
Sec. 2.13	Final Average Monthly Earnings
Sec. 2.14	Hours of Service
Sec. 2.15	Leased Employee
Sec. 2.16	Named Fiduciary
Sec. 2.17	Normal Retirement Age
Sec. 2.18	Normal Retirement Date
Sec. 2.19	Participant
Sec. 2.20	Participating Employer
Sec. 2.21	Plan Year
Sec. 2.22	Predecessor Employer
Sec. 2.23	Qualified Employee
Sec. 2.24	Social Security Covered Compensation
Sec. 2.25	Social Security Retirement Age
Sec. 2.26	Termination of Employment
Sec. 2.27	Trust
Sec. 2.28	Trustee

ARTICLE III	SERVICE DEFINITIONS
Sec. 3.1	Years of Vesting Service
Sec. 3.2	Years of Credited Service
Sec. 3.3	Adjusted Years of Credited Service
Sec. 3.4	1-Year Break In Service
Sec. 3.5	Effect of l-Year Breaks In Service On Years of Credited Service and Vesting Service
Sec. 3.6	Periods of Military Service

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ARTICLE IV	PLAN PARTICIPATION
Sec. 4.1	Eligibility to Participate
Sec. 4.2	Duration of Participation
Sec. 4.3	No Guarantee of Employment

ARTICLE V	BENEFIT PROVISIONS
Sec. 5.1	Accrued Monthly Pension
Sec. 5.2	Pension on Normal Retirement
Sec. 5.3	Pension on Late Retirement
Sec. 5.4	Pension on Early Retirement
Sec. 5.5	Vested Termination
Sec. 5.6	Deduction for Other Pension Payments
Sec. 5.7	Amendments Affecting Pension Rights
Sec. 5.8	Qualified Joint and Survivor Annuity
Sec. 5.9	Optional Settlements
Sec. 5.10	Qualified Preretirement Survivor Annuity
Sec. 5.11	Additional Death Benefit
Sec. 5.12	Suspension of Benefits and Effect of Reemployment

ARTICLE VI	ADDITIONAL PROVISIONS REGARDING BENEFITS
Sec. 6.1	Commencement Date for Pension Payments
Sec. 6.2	Payment of Lump Sums and Certain Consequences Thereof
Sec. 6.3	No Other Benefits
Sec. 6.4	Source of Benefits
Sec. 6.5	Incompetent Payee
Sec. 6.6	Assignment and Alienation of Benefits
Sec. 6.7	Payment of Taxes
Sec. 6.8	Conditions Precedent
Sec. 6.9	Committee Directions to Trustee
Sec. 6.10	Benefits Not Increased by Actuarial Gains
Sec. 6.11	Maximum Limitations on Benefits
Sec. 6.12	Restrictions on Benefits for Highly Compensated Employees
Sec. 6.13	Effect on Unemployment Compensation
Sec. 6.14	Distributions Made in Accordance with Code Section 401(a)(9)
Sec. 6.15	Inability to Locate Distributee

ARTICLE VII	TRUST
Sec. 7.1	Composition
Sec. 7.2	Trustee or Other Funding Agency
Sec. 7.3	Compensation and Expenses of Trustee; Other Expenses
Sec. 7.4	Securities and Property of the Company
Sec. 7.5	No Diversion
Sec. 7.6	Employer Contributions

ARTICLE VIII	ACTUARY
Sec. 8.1	Appointment
Sec. 8.2	Responsibilities
Sec. 8.3	Compensation
Sec. 8.4	Resignation, Removal, and Successor

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ARTICLE IX	COMMITTEE
Sec. 9.1	Membership and Responsibility
Sec. 9.2	Organization of Committee
Sec. 9.3	Meetings and Actions of Committee
Sec. 9.4	Outside Assistance
Sec. 9.5	Powers of Committee
Sec. 9.6	Compensation, Expenses, and Bonds

ARTICLE X	ADMINISTRATION OF PLAN
Sec. 10.1	Certain Fiduciary Provisions
Sec. 10.2	General Fiduciary Standard
Sec. 10.3	Discrimination Prohibited
Sec. 10.4	Evidence
Sec. 10.5	Correction of Errors
Sec. 10.6	Claims Procedure
Sec. 10.7	Bonding
Sec. 10.8	Waiver of Notice
Sec. 10.9	Agency For Legal Process
Sec. 10.10	Indemnification
Sec. 10.11	Records
Sec. 10.12	Prohibited Transactions
Sec. 10.13	Actions Against the Secretary of Labor
Sec. 10.14	Effect of Criminal Conviction

ARTICLE XI	AMENDMENT, TERMINATION, MERGER
Sec. 11.1	Amendment
Sec. 11.2	Discontinuance of Joint Participation in Plan by a Participating Employer
Sec. 11.3	Reorganizations of Participating Employers
Sec. 11.4	Termination
Sec. 11.5	Partial Termination
Sec. 11.6	Merger, Consolidation, or Transfer of Plan Assets
Sec. 11.7	Deferral of Distributions

ARTICLE XII	TOP-HEAVY PLAN PROVISIONS
Sec. 12.1	Key Employee Defined
Sec. 12.2	Determination of Top-Heavy Status
Sec. 12.3	Minimum Accrued Benefit
Sec. 12.4	Definition of Employer
Sec. 12.5	Exception for Collective Bargaining Unit

APPENDIX	1999 VOLUNTARY EARLY RETIREMENT PROGRAM

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TENNANT COMPANY PENSION PLAN

(As Amended and Restated Effective January 1, 2002)

ARTICLE I

GENERAL

Sec. 1.1  Name of Plan.  The name of the pension plan set forth herein is “Tennant Company Pension Plan”.  It is sometimes herein referred to as the “Plan”.

Sec. 1.2  Purpose.  This Plan has been established so that eligible employees will have a source of retirement income in addition to the other sources of retirement income available to them.

Sec. 1.3  Effective Date and History. The “Effective Date” of the Plan is January 1, 2001. This Plan is a “spin-off” from the Tennant Company Defined Benefit Retirement Plan, which was originally established on January 1, 1982, and amended thereafter from time to time.

(a)                                  The Tennant Company Defined Benefit Retirement Plan was amended effective January 1, 2001 to provide for the spin-off and establishment of this Plan with respect to those active participants in the Defined Benefit Retirement Plan on December 31, 2000 who elected to continue participation under a defined benefit pension program sponsored by the Company.  Effective January 1, 2001, this Plan was established to provide the accrued benefits of those Participants and to add an “enhanced” benefit formula for those Participants effective as of January 1, 2001.  The spin-off from the Tennant Company Defined Benefit Retirement Plan to this Plan effective January 1, 2001 also included the benefits payable to (i) retirees or other participants in the Defined Benefit Retirement Plan who had a Termination of Employment with a vested accrued benefit prior to that date, (ii) surviving spouses, joint annuitants or beneficiaries of such participants, and (iii) alternate payees with respect to participants described in this sentence or in the first sentence of this subsection. Commencing January 1, 2001, the accrued benefits of all the individuals described in the previous sentences of this subsection are payable solely from this Plan.

(b)                                 Effective December 31, 2000, the Tennant Company Defined Benefit Retirement Plan was also amended to freeze the accrued benefits of those participants who elected (or are deemed to have elected) not to continue participating in a defined benefit pension program sponsored by the Company.   The Tennant Company Defined Benefit Retirement Plan was subsequently terminated and the benefits of such participants were distributed.  Such individuals are not eligible for benefits under this Plan.

Sec. 1.4  Construction and Applicable Law. The Plan is intended to meet the requirements for qualification under section 401(a) of the Internal Revenue Code.  The Plan is also intended to be in full compliance with applicable requirements of the Employee Retirement Income Security Act.  The Plan shall be administered and construed consistently with said intent.  It shall also be construed and administered according to the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States of America.  All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota, except as otherwise provided in any trust agreement entered into with a Trustee.  All references herein to the “Internal Revenue Code” or “Code” are to the Internal Revenue Code of 1986 as from time to time amended.  All references herein to the “Employee Retirement Income Security Act” or to “ERISA” are to the Employee Retirement Income Security Act of 1974 as from time to time amended.

Sec. 1.5  Rules of Construction. The Plan shall be construed in accordance with the following:

(a)                                  Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered as part of the text of the Plan, and shall not influence its construction.

(b)                                 Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

(c)                                  Any references to the masculine gender include the feminine and vice versa.

(d)                                 Use of the words “hereof”, “herein”, “hereunder”, or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

(e)                                  The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

Sec. 1.6  Benefits Determined Under Provisions in Effect at Termination of Employment. Except as may be specifically provided herein to the contrary, with respect to a Participant whose Termination of Employment has occurred, benefits under the Plan attributable to service prior to his Termination of Employment shall be determined and paid in accordance with the provisions of the Plan in effect as of the date his Termination of Employment occurred unless he becomes an Active Participant after that date and such active participation causes a contrary result under the provisions hereof.  However, the provisions of this document shall apply to any such Participant to the extent necessary to maintain the qualified status of the Plan under Code section 401(a) or to comply with the requirements of ERISA.  The benefits payable to or with respect to a Participant whose Termination of Employment occurred prior to January 1, 2001 and whose benefit has been spun off to this Plan pursuant to Sec. 1.3 shall be paid pursuant to the provisions of the Tennant Company Defined Benefit Retirement Plan as in effect at the applicable times. Amendments of Code section 415, including changes in Sec. 6.11 implementing such amendments, and changes in the dollar limitations under Code section 415 and Sec. 6.11 due to cost of living adjustments, apply only to Participants who have at least one Hour of Service as a Qualified Employee on or after the effective date of the change

Sec. 1.7  Effective Date of Document.  Unless a different date is specified for some purpose in this document, the provisions of this Plan document are generally effective as of January 1, 2002.  However, any provision necessary to comply with a requirement of federal legislation or regulations which has an effective date earlier than January 1, 2002 shall be effective as of the date required by the applicable law or regulation, unless a different effective date is specifically stated in this document.

ARTICLE II

MISCELLANEOUS DEFINITIONS

Sec. 2.1  Active Participant. An employee is an Active Participant while he is both a Participant and a Qualified Employee.

Sec. 2.2  Actuary. “Actuary” means the individual, partnership, corporation, or other organization appointed and acting as such from time to time in accordance with the provisions of Article VIII.

Sec. 2.3  Actuarial Equivalent, Actuarial Value. Each “Actuarial Equivalent” or “Actuarial Value” shall be determined by the Actuary by the utilization of such assumptions and techniques as in the aggregate represent the Actuary’s best estimate of equivalent value for the purpose for which the determination is being made, and subject to the following:

(a)                                  For determinations involving early or late commencement of benefits, Qualified Joint and Survivor Annuities, optional settlements (other than lump sum settlements), or redetermination of a pension that was interrupted due to a period of reemployment, the following mortality and interest assumptions shall be used:

(1)           Mortality:  U. P. 1984 Mortality Table.

(2)           Interest:  7%.

(b)                                 Determinations involving payment of the present value of a Participant’s pension in a single sum or translation of a single sum value under the Tennant Company Profit Sharing Plan into an equivalent monthly benefit shall be based on the applicable mortality table and applicable interest rate determined under Code section 417(e)(3)(A), as amended by the Retirement Protection Act of 1994, in effect for October preceding the Plan Year in which the single sum payment is or would be paid (which is based on the average of the rates during the preceding September).  However, for lump sum distributions occurring during 2001 or during January, February, March or April of 2002, the applicable interest rate used to determine present values shall be the rate in effect on the first day of the Plan Year in which the single sum payment is or would be paid if the use of that rate would produce a larger lump sum payment and the resulting lump sum payment is $10,000 or less.

(c)                                  For determinations pursuant to Sec. 6.11 and Article XII, each “Actuarial Equivalent” shall be determined on the basis of a 5% interest rate assumption (except to the extent a different rate is required by Code section 415(b)(2)(E)(ii)) and the mortality assumptions contained in the U.P. 1984 Mortality Table.  However, the reduction under Sec. 6.11(c) for a benefit commencing before age 62 shall not be less than the reduction for early commencement applicable to the Participant under Sec. 5.4 or Sec. 5.5, whichever is applicable.  If benefit payments commence after the Participant attains age 65, mortality between age 65 and the age at which benefits commence shall be disregarded for purposes of Sec. 6.11.

(d)                                 Each such determination shall be made in accordance with any applicable regulation promulgated by the Secretary of Labor or the Secretary of the Treasury or their respective delegates.

Sec. 2.4  Administrator.  The Company is the “Administrator” of the Plan for purposes of ERISA.

Sec. 2.5  Affiliate.  “Affiliate”  means any trade or business entity under Common Control with a Participating Employer or under Common Control with a Predecessor Employer while it is such.

Sec. 2.6  Board.  The “Board” is the board of directors of the Company, and includes any executive committee thereof authorized to act for such body.

Sec. 2.7  Certified Earnings.  “Certified Earnings” of a Participant for a Plan Year means the total compensation paid to the Participant by the Participating Employers during such Plan Year, subject to the following:

(a)                                  Overtime pay and bonuses shall not be included in Certified Earnings.

(b)                                 Payments or contributions to or for the benefit of the employee under this Plan shall not be included in Certified Earnings.

(c)                                  Except as provided in subsection (d), extraordinary payments which are not a part of regular compensation, vacation pay taken in a lump sum at Termination of Employment, sick pay or disability pay, allowances or reimbursements for expenses, payments or contributions to or for the benefit of the employee under any other deferred compensation, pension, profit sharing, insurance, ERISA excess benefit, or other employee benefit plan, suggestion awards, merchandise discounts, severance pay, or benefits in the form of property or the use of property shall not be included in computing Certified Earnings, regardless of whether such amounts are deemed to constitute income for income tax purposes or for any other purpose.

(d)                                 However, if a Participant has elected to have his compensation reduced for the purpose of making a pre-tax contribution under the Tennant Company Profit Sharing Plan, a cafeteria plan established under Code section 125, or a qualified transportation fringe benefit plan established under Code section 132(f)(4), his Certified Earnings for purposes of this Plan shall include the amount he would have received but for the reduction.  If a portion of the reduction is later paid back to him, said payment shall not be included in Certified Earnings.

(e)                                  Compensation with respect to any period of employment after December 31, 1981, when an employee was not an Active Participant shall not be included in Certified Earnings.  Compensation with respect to any period of employment prior to January 1, 1982 when an employee was not a participant in the Tennant Company Profit Sharing Plan shall not be included in Certified Earnings.  However, this subsection shall not have the effect of excluding earnings prior to January 1, 1985 from Tennant Trend, Inc. or Contract Applications, Inc. from Certified Earnings.

(f)                                    For Plan Years commencing on or after January 1, 1989, but prior to January 1, 1994, a Participant’s Certified Earnings for any such Plan Year shall not exceed $200,000.  Said amount shall be adjusted for each Plan Year to take into account any cost of living increase provided for that year in accordance with regulations provided by the Secretary of the Treasury.

(g)                                 For Plan Years commencing on or after January 1, 1994 and prior to 1997, a Participant’s Certified Earnings for any such Plan Year shall not exceed $150,000.  For Plan Years commencing after 1996 and prior to 2000, the Certified Earnings of a Participant for any Plan Year shall not exceed $160,000.  For Plan Years commencing in 2000 and 2001, the Certified Earnings of a Participant for any Plan Year shall not exceed $170,000.  For Plan Years commencing during or after 2002, the Certified Earnings of a Participant shall not exceed $200,000, adjusted for each Plan Year to take into account any cost of living increase provided for that year in accordance with regulations prescribed by the Secretary of the Treasury.  The dollar increase in effect on January 1 of any calendar year shall apply to Plan Years beginning in that calendar year.  If a Plan Year is shorter than 12 months, the limit under this subsection for that year shall be multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

(h)                                 In calculating a Participant’s Accrued Monthly Pension as of any date in a Plan Year commencing on or after January 1, 1994, the Participant’s Certified Earnings taken into account for any prior Plan Year may not exceed the applicable annual compensation limit in effect for that prior Plan Year.  For this purpose, except as otherwise provided in subsection (i) and in Sec. 5.1, in determining benefits in Plan Years beginning on or after January 1, 1994, the annual compensation limit in effect for Plan Years beginning before that date is $150,000.

(i)                                     Notwithstanding subsections (f), (g) and (h), in the case of a Participant who is an Active Participant eligible to accrue additional benefits under Article V on January 1, 2002, benefit accruals for Plan Years commencing on or after January 1, 2002 shall be determined by assuming that the limit under subsections (f) and (g) for years commencing prior to 2002 is $200,000.

(j)                                     Effective January 1, 1997, family aggregation rules ceased to apply to this Plan..

Sec. 2.8  Common Control.  A trade or business entity (whether corporation, partnership, sole proprietorship or otherwise) is under “Common Control” with another trade or business entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in Code section 414(b), or (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in Code section 414(c), or (iii) if both entities are members of an affiliated service group as defined in Code section 414(m), or (iv) if both entities are required to be aggregated pursuant to regulations under Code section 414(o).  Service for all entities under Common Control shall be treated as service for a single employer to the extent required by the Code; provided, however, that an individual shall not be a Qualified Employee by reason of this section.  In applying the preceding sentence for purposes of Sec. 6.11, the provisions of Code section 414(b) and (c) are deemed to be modified as provided in Code section 415(h).

Sec. 2.9  Committee.  “Committee” means the committee appointed and acting as provided in Article IX.

Sec. 2.10  Company.  The “Company” is Tennant Company, a Minnesota corporation.

Sec. 2.11  Employment Commencement Date.  “Employment Commencement Date” means the date on which an employee first performs an Hour of Service for a Participating Employer (whether before or after the Participating Employer becomes such), an Affiliate, or a Predecessor Employer, and the date on which he first performs an Hour of Service after any One-Year Break In Service.

Sec. 2.12  Final Average Compensation.  A Participant’s “Final Average Compensation” determined with respect to any Plan Year is the average of the Participant’s Compensation for the most recent three consecutive Plan Years throughout which he was an employee of a Participating Employer (or the average Compensation for all service as an employee of a Participating Employer if less than three years).  “Compensation” for this purpose is as defined in Sec. 6.11(i), except as follows:

(a)                                  Compensation means gross pay before any reduction pursuant to Code section 401(k) or 125.

(b)                                 Compensation for any Plan Year in excess of the Social Security taxable wage base in effect at the beginning of such Plan Year shall not be taken into account.

Sec. 2.13  Final Average Monthly Earnings.  A Participant’s “Final Average Monthly Earnings” is (i) 1/12th of his average Certified Earnings for those five consecutive Plan Years during all of which he is an Active Participant, within the last ten Plan Years during all of which he is an Active Participant that produce the highest average, or (ii) 1/12th of his average Certified Earnings for all of the Plan Years during all of which he is an Active Participant if five or less, subject to the following:

(a)                                  However, a Plan Year during which he is not an Active Participant throughout the entire year shall be used as one of the five consecutive Plan Years if it results in a higher average than above.

(b)                                 The five consecutive Plan Years used in making the computation will not necessarily be five consecutive Plan Years, because Plan Years during all or part of which he is not an Active Participant may be interspersed with Plan Years during all of which he is an Active Participant.

(c)                                  If there are no Plan Years during all of which the Participant was an Active Participant, his Final Average Monthly Earnings shall be his average adjusted Certified Earnings for the last five Plan Years (or all if less than five) during any part of which he is an Active Participant.  Adjusted Certified Earnings are determined by annualizing his Certified Earnings in such Plan Year or Years to reflect what they would have been if he had been an Active Participant for the entire Plan Year.

(d)                                 For purposes of determining his Final Average Monthly Earnings pursuant to this section, a Participant shall be deemed to have been an Active Participant at all times prior to January 1, 1982 when he was both a participant in the Tennant Company Profit Sharing Plan and a Qualified Employee.

Sec. 2.14  Hours of Service.  “Hours of Service” are determined according to the following subsections with respect to each applicable Plan Year.  The Company may round up the number of Hours of Service at the end of each Plan Year or more frequently as long as a uniform practice is followed with respect to all employees who the Company determines are in the same, or a similar, job classification, reasonably defined.

(a)                                  Hours of Service are computed only with respect to service with the Participating Employers (for service both before and after the Participating Employer becomes such), Affiliates, and Predecessor Employers and are aggregated for service with all such employers.

(b)                                 For any Plan Year during all of which a record of hours is maintained for an employee, each of the following is an Hour of Service:

(1)                                  Each hour for which the employee is paid, or entitled to payment, for the performance of duties for his employer during the applicable computation period is an Hour of Service.

(2)                                  Each hour for which the employee is paid, or entitled to payment, by his employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, is an Hour of Service.  No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a Plan Year).  Hours of Service shall not be credited under this paragraph with respect to payments under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws or with respect to a payment which solely reimburses the individual for medical or medically related expenses incurred by the employee.

(3)                                  Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service.  Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made.  Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth therein.

(4)                                  Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

(5)                                  The Company may use any records to determine Hours of Service which it considers an accurate reflection of the actual facts.

(c)                                  For any portion of a Plan Year during which an employee is within a classification for which a record of hours for the performance of duties is not maintained, the employee shall be credited with 190 Hours of Service for each month for which he would otherwise be credited with at least one Hour of Service under subsection (b).

(d)                                 Nothing in this section shall be construed as denying an employee credit for an Hour of Service if credit is required by any federal law other than ERISA.  The nature and extent of such credit shall be determined under such other law.

(e)                                  In no event shall duplicate credit as an Hour of Service be given for the same hour.

(f)                                    This subsection (f) shall apply to an individual who has service as (i) either a common law employee or Leased Employee of (ii) either a Participating Employer or Affiliate of the Participating Employer.  For purposes of determining Hours of Service, such individual shall be considered an employee of such Participating Employer or Affiliate during any period the individual would have been a Leased Employee of such Participating Employer or Affiliate but for the requirement that he must have performed services for such Participating Employer or Affiliate on a substantially full-time basis for a period of at least one year.  If this Plan is a multiple employer plan as defined in section 2530.210 of the Department of Labor Regulations, service as a leased individual with more than one legal entity shall be aggregated only in accordance with the rules set forth in said section.

Sec. 2.15  Leased Employee.  “Leased Employee” means any person defined as such by Code section 414(n).  In general, commencing January 1, 1997, a Leased Employee is any person who is not otherwise an employee of a Participating Employer or an Affiliate (referred to collectively as the “recipient”) and who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the recipient.  For purposes of the requirements listed in Code section 414(n)(3), any Leased Employee shall be treated as an employee of the recipient, and contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient.  However, if Leased Employees constitute less than 20% of the Participating Employers’ non-highly compensated work force within the meaning of Code section 414(n)(5)(C)(ii), those Leased Employees covered by a plan described in Code section 414(n)(5) shall be disregarded.  Notwithstanding the foregoing, no Leased Employee shall be a Qualified Employee or a Participant in this Plan.

Sec. 2.16  Named Fiduciary.  The Company is a “Named Fiduciary” for purposes of ERISA with authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, in accordance with the provisions hereof.  The Committee is also a Named Fiduciary under ERISA with the authority to control and manage the operation and administration of the Plan allocated to it by the provisions of the Plan.  Other persons are also Named Fiduciaries under ERISA if so provided by ERISA or if so identified by the Company, by action of the Board.  Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by ERISA or as may be allocated by the Company, by action of the Board.

Sec. 2.17  Normal Retirement Age. “Normal Retirement Age” is age 65.

Sec. 2.18  Normal Retirement Date. A Participant’s Normal Retirement Date is the last day of the month in which he attains Normal Retirement Age.

Sec. 2.19  Participant.  A “Participant” is an individual described as such in Article IV.

Sec. 2.20  Participating Employer.  The Company is a Participating Employer in the Plan.  With the consent of the Company, by action of the Board or any duly authorized officer, any other employer may also become a Participating Employer in the Plan effective as of a date specified by it in its adoption of the Plan.  Also with such consent, any such adopting employer may modify the provisions of the Plan as they shall be applicable to its employees.  The following corporations also were Participating Employers for certain periods prior to January 1, 1995:

Contract Applications, Inc., a Minnesota corporation.

Tennant Trend, Inc., a New York corporation.

Sec. 2.21  Plan Year.  A “Plan Year” is the 12-consecutive-month period commencing on January 1 (including years prior to 2001) and is the year on which records of the Plan are kept.

Sec. 2.22  Predecessor Employer.  Any corporation, partnership, firm, or individual, a substantial part of the assets and employees of which are acquired by a successor, is a “Predecessor Employer” if named in this section and subject to any conditions and limitations with respect thereto imposed by this section; provided, however, that any such entity may be named as a Predecessor Employer only if all of its employees who become employees of the successor at the time of the acquisition and Participants hereunder are treated uniformly, if recognizing service with it does not produce discrimination in favor of highly compensated employees (as defined in Code section 414(q)), and if there is no duplication of benefits for such service.  To be considered a Predecessor Employer, the acquisition of assets and employees must be by the Company, by an Affiliate, or by another Predecessor Employer.  Any other employer shall be a Predecessor Employer if so required by regulations prescribed by the Secretary of the Treasury or his delegate.  As of January 1, 2002, there are no Predecessor Employers.

Sec. 2.23  Qualified Employee.  “Qualified Employee” means each employee of a Participating Employer, subject to the following:

(a)                                  A nonresident alien while not receiving earned income (within the meaning of Code section 911(d)(2)) from the Company which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) is not a Qualified Employee, nor is an alien who is temporarily assigned to perform duties in the United States.

(b)                                 Except as otherwise provided by resolution of the Board, citizens of the United States whose principal place of employment is a country other than the United States are not Qualified Employees.

(c)                                  Eligibility of employees in a collective bargaining unit to participate in the Plan shall be subject to negotiations with the representative of that unit.  During any period that an employee is covered by the provisions of a collective bargaining agreement between a Participating Employer and such representative, he shall not be considered a Qualified Employee for purposes of this Plan unless such agreement expressly so provides.  For purposes of this section only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

(d)                                 An employee shall be deemed to be a Qualified Employee during a period of absence from active service which does not result from his Termination of Employment, provided he is a Qualified Employee at the commencement of such period of absence.

(e)                                  Notwithstanding anything herein to the contrary, an individual is not a Qualified Employee during any period during which the individual is classified by a Participating Employer as an independent contractor or as any other status in which the person is not treated as a common law employee of a Participating Employer for purposes of withholding of taxes, or is treated as an employee of another entity who is leased to a Participating Employer, regardless of the correct legal status of the individual.  The previous sentence applies to all periods of such service of an individual who is subsequently reclassified as an employee of a Participating Employer, whether the reclassification is retroactive or prospective.

(f)                                    Notwithstanding anything herein to the contrary, no individual other than an individual who was an active participant in the Tennant Company Defined Benefit Retirement Plan on December 31, 2000 and who elected on or prior to December 29, 2000 to continue to participate in a defined benefit pension program sponsored by the Company shall be a Qualified Employee for purposes of this Plan after that date, except as provided in Sec. 4.1(c) in the case of certain reemployed non-vested former participants.

Sec. 2.24  Social Security Covered Compensation.  A Participant’s “Social Security Covered Compensation” determined with respect to any Plan Year (the “current year”) is the average (without indexing) of the taxable wage bases for Social Security in effect for each calendar year during the 35-year period ending with the calendar year in which the Participant attains (or will attain) Social Security Retirement Age.  For purposes of computing said average it will be assumed that the taxable wage base for years after the current year will be the same as the taxable wage base for the current year.

Sec. 2.25  Social Security Retirement Age.  A Participant’s “Social Security Retirement Age” is the age determined from the following table according to the year of the Participant’s birth:

Year of Birth	Social Security Retirement Age
Prior to 1938	65
1938 through 1954	66
1955 or later	67

Sec. 2.26  Termination of Employment.  The “Termination of Employment” of an employee for purposes of the Plan shall be deemed to occur upon his resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of a Participating Employer, an Affiliate, or a Predecessor Employer as in effect from time to time, results in the termination of the employer-employee relationship.  However, Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers, Affiliates, and Predecessor Employers.

Sec. 2.27  Trust.  “Trust” means the aggregate of assets described in Sec. 7.1.

Sec. 2.28  Trustee.  “Trustee” is a trustee or trustees appointed and acting from time to time in accordance with the provisions of Sec. 7.2 for the purpose of holding, investing, and disbursing all or a part of the Trust.

ARTICLE III

SERVICE DEFINITIONS

A.                                    Provisions Relating to Vesting Service

Sec. 3.1  Years of Vesting Service.  An employee shall obtain one “Year of Vesting Service” for each Plan Year (including years prior to 2001) in which he completes 1000 or more Hours of Service, subject to the following:

(a)                                  If the employee did not have one or more Hours of Service after December 31, 1984, service before the first day of the Plan Year in which he attains age 22 shall be disregarded.

(b)                                 In the case of any employee of Tennant Trend, Inc., Years of Vesting Service with said corporation is not limited to service after said corporation was acquired by the Company on February 1, 1983, but also shall include service prior to said acquisition date.  Measurement of such service is subject to the Plan’s usual rules for measuring Years of Vesting Service.

B.                                    Provisions Relating to Benefit Accrual

Sec. 3.2  Years of Credited Service. A Participant’s “Years of Credited Service” shall be determined as follows (and for purposes of this section, the individual will be deemed to have been a Participant in this Plan while the individual was a participant prior to January 1, 2001 in the Tennant Company Defined Benefit Retirement Plan):

(a)                                  Service prior to the date an employee became a Participant in the Tennant Company Defined Benefit Retirement Plan shall be disregarded for purposes of determining his Years of Credited Service.  However:

(1)                                  If an employee was excluded from participating because his employment commenced after he attained age 60, and he is an active employee of a Participating Employer on or after January 1, 1987, his Years of Credited Service shall be the total amount he would have received if the age 60 exclusion had never applied.

(2)                                  If the employee was an Active Participant on January 1. 2001, and if the employee had been excluded from participating in the Plan during a prior Plan Year solely because the Plan at that time required that the employee have attained age 25 to become a Participant, the employee’s Years of Credited Service shall include any years that would have been included if the Plan had required attainment of age 21 rather than age 25 to become a Participant.

(b)                                 With respect to service after the date an employee became a Participant, his Years of Credited Service shall be determined as follows:

(1)                                  For any Plan Year in which the employee does not become a Participant and does not have a Termination of Employment:

(A)                              He shall receive one Year of Credited Service if he has at least 1000 Hours of Service as an Active Participant.

(B)                                He shall receive no Years of Credited Service if he completes fewer than 1000 Hours of Service as an Active Participant.

(2)                                  For any Plan Year in which the employee becomes a Participant or has a Termination of Employment, he shall receive 1/12 of a Year of Credited Service for each month in which he has at least one Hour of Service as an Active Participant, provided his total Hours of Service as an Active Participant for the Plan Year equals or exceeds the amount determined from the following table:

Number of months in which the employee has at least one Hour of Service as an Active Participant	Hours of Service as an Active Participant

1	83 1/3
2	166 2/3
3	250
4	333 1/3
5	416 2/3
6	500
7	583 1/3
8	666 2/3
9	750
10	833 1/3
11	916 2/3
12	1000

If the employee’s Hours of Service as an Active Participant for such a Plan Year is less than the amount determined from the foregoing table, he shall receive no Year of Credited Service or fractional year for the Plan Year.

(c)                                  Notwithstanding any of the foregoing provisions to the contrary:

(1)                                  In the case of any employee of Tennant Trend, Inc. who becomes a Participant on January 1, 1985, he will be treated as an Active Participant for all portions of the 1983 and 1984 Plan Years that he would have been an Active Participant if Tennant Trend, Inc. had been a Participating Employer effective February 1, 1983, and his Years of Credited Service will be calculated accordingly.

(2)                                  In the case of any employee of Contract Applications, Inc., he will be treated as an Active Participant for service with said corporation prior to January 1, 1985 to the same extent as would have been the case if Contract Applications, Inc. had been a Participating Employer, and his Years of Credited Service will be calculated accordingly.

(3)                                  If a person became a Participant on January 1, 1987 pursuant to Sec. 4.1(d)(2) of the Tennant Company Defined Benefit Retirement Plan, his service prior to said date shall not be counted as Years of Credited Service.

Sec. 3.3  Adjusted Years of Credited Service.  A Participant’s “Adjusted Years of Credited Service” shall be equal to his Years of Credited Service (as determined under the preceding section), adjusted as follows:

(a)                                  If he was a “Sec. 4.2 Participant” under the Tennant Company Defined Benefit Retirement Plan and was under age 35 on December 31, 1981, his Adjusted Years of Credited Service shall be equal to (1) plus (2):

(1)                                  His Years of Credited Service, but not more than 30 years.

(2)                                  One half of (i) his Years of Credited Service prior to Normal Retirement Date, minus (ii) 30 years.

 (b)                              If he is not described in subsection (a), his Adjusted Years of Credited Service shall be equal to his Years of Credited Service, but not more than 30 years.

C.                                    Provisions Relating to Breaks In Service

Sec. 3.4  1-Year Break In Service.  “1-Year Break In Service” means a Plan Year in which (i) the employee has no Hours of Service and (ii) an employer-employee relationship with a Participating Employer, an Affiliate, or a Predecessor Employer is not in effect at any time during such Plan Year.  The 1-Year Break In Service shall be recognized as such on the last day of such Plan Year.  For purposes of determining whether a Participant has a 1-Year Break In Service, a Participant who has an absence from work with a Participating Employer commencing in 1985 or any later year,

(a)                                  by reason of the pregnancy of the Participant,

(b)                                 by reason of the birth of a child of the Participant.

(c)                                  by reason of the placement of a child with the Participant in connection with the adoption of such child by the Participant (including placement with the Participant for a trial period prior to adoption), or

(d)                                 for purposes of caring for such child for a period beginning immediately following such birth or placement,

shall be credited with Hours of Service provided either (i) that the Company has reasonable access to the relevant information or (ii) that the Participant furnishes to the Company such timely information as the Company may reasonably require to establish that the absence from work is for one of the reasons referred to above and the number of days for which there was such an absence.  The Hours of Service shall be credited to the Plan Year in which the period of absence begins if but for such crediting there would be a 1-Year Break In Service in such computation period.  Otherwise, the Hours of Service shall be credited to the next following Plan Year.  The Hours of Service to be credited are the Hours of Service which otherwise would normally have been credited to the Participant but for such absence.  If the Company is unable to determine the number of such hours, eight hours shall be credited per day of such absence.  In no event, however, shall more than 501 Hours of Service be credited for such period of absence.

Sec. 3.5  Effect of l-Year Breaks In Service On Years of Credited Service and Vesting Service.  If a Participant has had a 1-Year Break In Service ending prior to January 1, 1985, or a period of five consecutive 1–Year Breaks In Service ending on or after that date, his Years of Vesting Service and Years of Credited Service prior to his Break in Service shall be disregarded if (i) he had no vested right to an accrued benefit under the Plan based on service prior to his Break in Service and (ii) the number of his consecutive 1-Year Breaks In Service equals or exceeds the aggregate number of his Years of Vesting Service prior to his Break in Service.  Such aggregate number of years shall not include any Years of Vesting Service not required to be taken into account by virtue of any prior Break in Service.

Sec. 3.6  Periods of Military Service.  Notwithstanding any provision of this Plan to the contrary, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

ARTICLE IV

PLAN PARTICIPATION

Sec. 4.1  Eligibility to Participate.  Commencing January 1, 2001, participation in this Plan shall be determined as follows:

(a)                                  Active Participants.  An employee is an Active Participant in this Plan on and after January 1, 2001, only while all of the following requirements are satisfied:

(1)                                  The employee was an active participant in the Tennant Company Defined Benefit Retirement Plan on December 31, 2000.

(2)                                  The employee affirmatively elected on or before December 29, 2000 to continue participation in a defined benefit pension program sponsored by the Company.

(3)                                  The employee is currently employed as a Qualified Employee.

(b)                                 Inactive Participants, Retirees, Beneficiaries and Alternate Payees Entitled to Vested Benefits.  Any individual receiving benefits or entitled to a vested benefit under the Tennant Company Defined Benefit Retirement Plan as of December 31, 2000, whose benefits had not been distributed in full from said plan prior to January 1, 2001, and whose benefits were spun off to this Plan effective as of January 1, 2001 as described in Sec. 1.3, shall be a Participant under this Plan (or shall be treated as a surviving spouse, joint annuitant, beneficiary or alternate payee of a Participant, as applicable) until such time as the individual’s benefits are distributed in full from the Trust, subject to the following:

(1)                                  Any such individual entitled to a vested benefit under the Tennant Company Defined Benefit Retirement Plan on December 31, 2000 who had made an irrevocable election to receive benefits from said plan on or before that date shall receive (or continue to receive) benefits from this Plan in accordance with such election.

(2)                                  Any such individual entitled to a vested benefit under the Tennant Company Defined Benefit Retirement Plan on December 31, 2000 who had not made an irrevocable election to receive benefits from said plan as of December 31, 2000 shall be entitled to elect a distribution of benefits from this Plan in accordance with the provisions of the Tennant Company Defined Benefit Retirement Plan in effect at the applicable time determined pursuant to Sec. 1.6.

(c)                                  Individuals Rehired on or after January 1, 2001.  If an individual (i) was a participant in the Tennant Company Defined Benefit Retirement Plan prior to January 1, 2001, or was a Participant in this Plan on or after that date, (ii) has (or had) a Termination of Employment, (iii) was not 100% vested in his accrued benefit at the time of the Termination of Employment, and (iv) is subsequently reemployed by a Participating Employer on or after January 1, 2001, but before the time that the employee’s service prior to the break is disregarded under Sec. 3.5, then the employee shall become a Participant again for purposes of earning additional Years of Vesting Service with respect to service after the reemployment, but shall not be a Qualified Employee or an

Active Participant and shall not accrue any additional benefit or earn any additional Years of Credited Service with respect to the period of reemployment.  Upon the employee’s Termination of Employment following the period of reemployment, the employee’s benefit hereunder shall be determined under the provisions of this Plan then in effect, giving appropriate effect to any additional Years of Vesting Service.

Sec. 4.2  Duration of Participation. A Participant shall continue to be such until the later of:

(a)                                  His Termination of Employment.

(b)                                 The date all benefits, if any, to which he is entitled hereunder have been distributed to him from the Trust.

Sec. 4.3  No Guarantee of Employment.  Participation in the Plan does not constitute a guarantee or contract of employment with a Participating Employer.  Such participation shall in no way interfere with any rights a Participating Employer would have in the absence of such participation to determine the duration of the employee’s employment with that employer.

ARTICLE V

BENEFIT PROVISIONS

Sec. 5.1  Accrued Monthly Pension.  The “Accrued Monthly Pension” of an individual who is an Active Participant in this Plan on or after January 1, 2001 shall be determined as follows:

(a)                                  A Participant’s Accrued Monthly Pension shall be equal to (1) minus (2) plus (3):

(1)                                  1.40% of the Participant’s Final Average Monthly Earnings multiplied by the number of his Adjusted Years of Credited Service.

(2)                                  .609% of the amount in (A), (B), or (C), whichever is least, multiplied by the number of the Participant’s Adjusted Years of Credited Service:

(A)                              The Participant’s Final Average Monthly Earnings.

(B)                                1/12 of the Participant’s Final Average Compensation.

(C)                                1/12 of the Participant’s Social Security Covered Compensation.

(3)                                  If the individual was an active participant in the Tennant Company Defined Benefit Retirement Plan on December 31, 2000, .60% of the Participant’s Final Average Monthly Earnings on December 31, 2000 multiplied by the number of his Adjusted Years of Credited Service prior to January 1, 2001.  However, this paragraph (3) does not apply to any Participant who was employed by the Company on January 1, 2000 in the capacity of a management employee classified by the Company at the “Director” level or above, or who was hired during 2000 into such a position.

(b)                                 For any person who was a “Sec. 4.2 Participant” under the Tennant Company Defined Benefit Retirement Plan, his Accrued Monthly Pension determined under (a) on Normal Retirement, Late Retirement, or Early Retirement shall be increased by the amount, if any, by which the amount in paragraph (1) exceeds the amount in paragraph (2), subject, however, to paragraph (3):

(1)                                  The amount in (A) minus the amount in (B):

(A)                              1.40% of the Participant’s Final Average Monthly Earnings multiplied by the number of Years of Credited Service he would have had prior to January 1, 1982 if he had become a Participant on the later of (i) the date he attained age 35 or (ii) his most recent Employment Commencement Date prior to January 1, 1982.

(B)                                .609% of the amount in (A), (B), or (C) of paragraph (a)(2), whichever is least, multiplied by the number of Years of Credited Service referred to in paragraph (b)(1)(A).

(2)                                  The monthly amount of a pension payable monthly for life, the first payment to be made on the first day of the month following the Participant’s Normal

Retirement Date, and the last payment to be made as of the first day of the month in which his death occurs, said pension to be equal in Actuarial Value to the sum of (A) and (B):

(A)                              The amount credited to the Participant’s Retirement Account under the Tennant Company Profit Sharing Plan as of the valuation date coincident with or next following the Participant’s Termination of Employment.

(B)                                The net amounts taken from the Participant’s Retirement Account to pay life insurance premiums after the end of the Plan Year in which the Participant attained age 34 and prior to January 1, 1983.  Said amount shall be determined as follows:

(i)                                     Each such premium payment shall be deemed to have been paid on January 1 of the Plan Year in which it was paid.  The amount of each such premium shall be increased at an annual rate of 5%, compounded annually, from said January 1 until December 31, 1981.

(ii)                                  The sum of the premiums, increased as provided in (i), shall be determined.

(iii)                               The sum determined in (ii) shall be adjusted by the same amount as if it were invested in the same investment funds and in the same proportions as the Participant’s Retirement Account under the Tennant Company Profit Sharing Plan is invested from time to time from January 1, 1982 until the valuation date coincident with or next following the Participant’s Termination of Employment.

(iv)                              For purposes of the above calculations, amounts received upon surrender of a life insurance policy shall be treated as a negative premium, shall be adjusted as provided above, and shall be subtracted from the amount determined in (iii).  Any such negative amount shall not result in reducing the total amount under this subparagraph (B) to less than zero.

(3)                                  The portion of the Accrued Monthly Pension determined under this subsection (b) shall become fixed upon a Participant’s Termination of Employment and shall not be increased by virtue of a period of reemployment.

(4)                                  For purposes of this subsection (b), a “Sec. 4.2 Participant” is a person who was an employee of the Company on December 31, 1981, was a Qualified Employee on January 1, 1982, elected not to participate in Company contributions to Retirement Accounts (or any successor to such Accounts) under the Tennant Company Profit Sharing Plan for 1982 or any Plan Year thereafter, became a Participant in the Tennant Company Defined Benefit Retirement Plan on the later of January 1, 1982 or the date he otherwise would have become a Participant in the Tennant Company Profit Sharing Plan under said plan as in effect on December 31, 1981, and became a Participant in the Tennant Company

Defined Benefit Retirement Plan on or  before the date he otherwise would have become a Participant under the terms of that Plan.  A person who  made a similar election effective January 1, 1987 is not a “Sec. 4.2 Participant.”

(c)                                  However, the Accrued Monthly Pension under (a) and (b) of an employee who became a Participant under the Tennant Company Defined Benefit Retirement Plan prior to January 1, 1989 shall not be less than his Minimum Accrued Monthly Pension determined as follows:

(1)                                  If his compensation during 1988 was $78,353 or more, his Minimum Accrued Monthly Pension is an amount equal to his Accrued Monthly Pension on December 31, 1988 under the benefit formula then in effect, based on pay and service through said date, and disregarding any pay or service after said date.

(2)                                  If his compensation during 1988 was less than  $78,353, his Minimum Accrued Monthly Pension is an amount equal to his Accrued Monthly Pension as of December 31, 1989 (or as of his Termination of Employment if it occurred in 1989).  Said amount shall be determined under the benefit formula in effect on December 31, 1988, and shall be based on pay and service through December 31, 1989.  Pay and service after December 31, 1989 shall be disregarded.

“Compensation” referred to in (1) and (2) means Compensation as defined in Sec. 6.11(i) except that gross pay shall be determined before any reduction pursuant to Code section 401(k) or 125.

(d)                                 Notwithstanding any provision of the Plan to the contrary, a Participant’s Accrued Monthly Pension under this section shall not be less than the greater of:

(1)                                  The Participant’s Accrued Monthly Pension determined under the provisions of this section (or the corresponding section of the Tennant Company Defined Benefit Retirement Plan) in effect on and after January 1, 1994 as applied to the Participant’s total Years of Credited Service (but disregarding any such years to the extent specified in this section and other provisions of the Plan).

(2)                                  The sum of the amounts determined under (A) and (B):

(A)                              The Participant’s Accrued Monthly Pension determined as of December 31, 1993 on the basis of the provisions of the Tennant Company Defined Benefit Retirement Plan in effect on that date as if the Participant’s Termination of Employment had occurred on December 31, 1993.  For this purpose, the annual compensation limit in effect under Code section 401(a)(17) and Sec. 2.7(f) for Plan Years beginning on and after January 1, 1989, but prior to January 1, 1994 shall be deemed to be equal to $235,840.

(B)                                The Participant’s Accrued Monthly Pension determined under the provisions of this section (and the corresponding section of the Tennant Company Defined Benefit Retirement Plan) in effect on and after January 1, 1994 as applied to the Participant’s Years of Credited Service on and after January 1, 1994.

For purposes of compliance with any limitation on the number of the Participant’s Years of Credited Service, such years shall first be taken into account under subparagraph (A), and the number of years used in subparagraph (B) shall be reduced by the number of years used in subparagraph (A).

Sec. 5.2  Pension on Normal Retirement.  “Normal Retirement” means Termination of Employment of a Participant (except termination by his death) occurring on his Normal Retirement Date.  On Normal Retirement, a Participant shall be entitled to a pension payable monthly for life, the first payment to be made on the first day of the month following his Normal Retirement Date (if he is living on said first day of the month) and the last payment to be made as of the first day of the month in which his death occurs, in a monthly amount equal to his Accrued Monthly Pension.  The pension under this section is subject to all of the provisions of the Plan, and in this regard special reference is to be made to the provisions of Articles V and VI.

Sec. 5.3  Pension on Late Retirement.  “Late Retirement” means any Termination of Employment of a Participant (except termination by his death) occurring after his Normal Retirement Date.  On Late Retirement a Participant shall be entitled to a pension payable monthly for life, the first payment to be made as of the first day of the month following his Late Retirement (if he is living on said first day of the month) and the last payment to be made as of the first day of the month in which his death occurs, in a monthly amount which is equal to whichever of the following amounts is greater:

(a)                                  His Accrued Monthly Pension determined as of his Normal Retirement Date, increased so that the monthly pension on Late Retirement is the Actuarial Equivalent thereof.

(b)           His Accrued Monthly Pension determined as of the date of his Termination of Employment.

The pension payable under this section is subject to all the provisions of the Plan, and in this regard special reference is to be made to the provisions of Articles V and VI.  Effective January 1, 1997, if the Participant’s Termination of Employment occurs on or after April 1 following the calendar year in which the Participant attained age 70½ and payments of the Participant’s pension do not commence by said April 1, the Participant’s monthly pension payable under this section at the time payments commence shall not be less than the Actuarial Equivalent of the benefit that would have been payable under this section as of said April 1 (or as of January 1, 1997, if later), plus the Actuarial Equivalent of any additional benefits accrued after that date, and reduced by the Actuarial Equivalent of any distributions with respect to the Participant after that date.  For purposes of the previous sentence, Actuarial Equivalents shall be determined pursuant to Sec. 2.3(b), and all adjustments of the Participant’s pension shall be made in accordance with Code section 401(a)(9)(C)(iii) and applicable regulations or IRS Notices.

Sec. 5.4  Pension on Early Retirement.  “Early Retirement” means any Termination of Employment of a Participant (except termination by his death) (i) after he has attained age 55 and (ii) before his Normal Retirement Date.

(a)                                  On Early Retirement, the Participant shall be entitled to a pension payable monthly for life, the first payment to be made as of the first day of the month following the earlier of (i) his Normal Retirement Date, or (ii) his Termination of Employment in the case of a Participant who satisfies the Rule of 85, (if he is living on said first day of the month)

                and the last payment to be made as of the first day of the month in which his death occurs, in a monthly amount equal to his Accrued Monthly Pension.

(1)                                  A Participant satisfies the “Rule of 85” if the Participant had attained age 40 prior to January 1, 2001 and the sum on the date the Participant’s Termination of Employment occurs of the Participant’s age (determined on his most recent birthday) and his Years of Vesting Service equals or exceeds 85.

(2)                                  For purposes of the Rule of 85 in paragraph (1), Years of Vesting Service do not include any service with Castex Incorporated, or any service with the Company or any other subsidiary of the Company for which the individual is paid through the Tennant Commercial payroll maintained for individuals employed at the Company’s Holland, Michigan facility and certain related operations

(b)                                 In lieu of a pension commencing under subsection (a) following his Normal Retirement Date, a Participant who does not satisfy the Rule of 85 may elect to receive a monthly pension with the first payment to be made as of the first day of any month designated in such election that precedes his Normal Retirement Date (if he is living on the commencement date so elected) and the last payment to be made as of the first day of the month in which his death occurs.  The monthly amount thereof shall be equal to his Accrued Monthly Pension reduced as follows for the number of months by which the commencement date precedes the Participant’s Normal Retirement Date:

(1)                                  One-third of one percent per month for the first 36 months.

(2)                                  One-half of one percent per month for the next 48 months.

(3)                                  Two-thirds of one percent per month for the next 36 months.

The election of an Early Retirement benefit under this subsection (b) shall be made by requesting the appropriate form from the Company and completing, signing, and filing the form with the Company before the commencement date elected.

(c)                                  The pension payable under this section is subject to all the provisions of the Plan, and in this regard special reference is to be made to the provisions of Articles V and VI.

(d)                                 Notwithstanding anything in Sec. 1.6 to the contrary, if the Participant’s Termination of Employment occurred prior to January 1, 1999 and prior to his Normal Retirement Date, but after the Participant had both attained age 55 and completed 10 Years of Vesting Service, the following shall apply:

(1)                                  If the Participant’s pension payments commenced prior to January 1, 1999 and prior to his Normal Retirement Date, the monthly payments payable to or with respect to the Participant on and after January 1, 1999 shall be recalculated by assuming that the early commencement reduction factors in subsection (b), rather than the corresponding reduction factors in the Plan in effect at the time of the Participant’s Termination of Employment, had applied to the Participant. If a Participant described in the previous sentence died prior to January 1, 1999, this paragraph (1) shall be applied to recalculate the amount payable to the Participant’s surviving spouse, joint annuitant or Beneficiary on and after

                                                January 1, 1999.

(2)                                  If the Participant’s pension payments have not commenced prior to January 1, 1999 and the Participant subsequently elects to commence those payments prior to his Normal Retirement Date, the early commencement reduction factors in subsection (b) shall be used to determine the monthly benefit payable to the Participant under the terms of the Plan.  If such a Participant dies prior to his Normal Retirement Date and prior to the due date for his first pension payment hereunder, the early commencement reduction factors in subsection (b) shall be used to determine the amount of any Qualified Preretirement Survivor Annuity payable under Sec. 5.10 following the Participant’s death.

(3)                                  If the Participant died prior to January 1, 1999, prior to his Normal Retirement Date, and prior to the due date for his first pension payment hereunder, the monthly amount payable on and after January 1, 1999 of any Qualified Preretirement Survivor Annuity payable to the Participant’s spouse under Sec. 5.10 shall be recalculated by assuming that the early commencement reduction factors in subsection (b) had applied to the determination of that benefit.

(4)                                  This subsection (d) shall not affect the amount payable to an alternate payee of the Participant under a qualified domestic relations order unless the order specifically provided that the alternate payee’s benefit is to be adjusted to reflect increases in the amount payable to the Participant.

Sec. 5.5  Vested Termination.  “Vested Termination” means any Termination of Employment of a Participant (except termination by his death) that is not defined herein as a form of retirement and that occurs after December 31, 2000. On a Vested Termination that occurs after December 31, 2000, the Participant shall be entitled to receive a pension payable monthly for life, the first payment to be made as of the first day of the month following his Normal Retirement Date (if he is living on said commencement date) and the last payment to be made as of the first day of the month in which his death occurs, in a monthly amount equal to his Accrued Monthly Pension.  In lieu of said pension, he may elect to receive a monthly pension which is the Actuarial Equivalent thereof, the first payment to be made as of the first day of any month he may elect which is after the month in which his Termination of Employment occurs (if he is living on the commencement date so elected) and the last payment to be made as of the first day of the month in which his death occurs.  However, if the Participant had not attained age 40 prior to January 1, 2001, the earliest commencement date that can be elected under the previous sentence is the first day of the month following the date the Participant attains age 55.  The election shall be made by requesting the appropriate form from the Company and completing, signing, and filing the form with the Company before the commencement date elected.  The pension payable under this section is subject to all the provisions of the Plan, and in this regard special reference is to be made to the provisions of Articles V and VI.

Sec. 5.6  Deduction for Other Pension Payments.  Notwithstanding the foregoing provisions, the monthly amounts otherwise payable thereunder shall be reduced by the amount (expressed on a comparable basis that is an Actuarial Equivalent) of the monthly pension, if any, to which the Participant is entitled under any other defined benefit pension plan that meets the requirements of Code section 401(a), or any comparable section or sections of any future legislation that amends, supplements, or supersedes said section, and that is financed in whole or in part by a Participating Employer or an Affiliate, but only to the extent such other pension is attributable to employer contributions and to the same period of service for which the pension is being paid under this Plan.

Sec. 5.7  Amendments Affecting Pension Rights.  Notwithstanding the foregoing provisions, in the event of an amendment to the Plan, the following shall be applicable:

(a)                                  The amendment shall not reduce the accrued benefit, within the meaning of Code section 411(d)(6), of a Participant determined at the time of such amendment except in conformity with said section.

(b)                                 If the amendment to the Plan should change the vesting schedule of the Plan, each Participant having not less than three Years of Vesting Service by the end of the election period with respect to such amendment shall be permitted within such election period to elect to have his vested percentage computed under the Plan without regard to such amendment.  Each such election shall be made in writing by filing with the Company within the election period a form available from the Company for the purpose.  The election period shall be a reasonable period determined by the Company commencing not later than the date the amendment is adopted.  However, the Company need not provide such election for any Participant whose vested percentage under the Plan, as amended, at any time cannot be less than such percentage determined without regard to such amendment.

Sec. 5.8  Qualified Joint and Survivor Annuity.  Notwithstanding the foregoing provisions, the pension otherwise payable to the Participant for his life only shall instead be paid as a Qualified Joint and Survivor Annuity which is the Actuarial Equivalent of said life only pension unless the Participant elects otherwise within the Election Period, subject to all of the following:

(a)                                  A “Qualified Joint and Survivor Annuity” is a pension commencing at the same time as the life-only pension would commence, with monthly payments for the life of the spouse of the Participant after the Participant’s death which are each one-half the amount of the payments made to the Participant during her lifetime.

(b)                                 For purposes of this section the “Election Period” is the 90-day period ending on the due date of the Participant’s first pension payment.  The Participant and his or her spouse may waive any notice or election period required under this section to the extent permitted by applicable regulations.

(c)                                  The Company within a reasonable period of time before the due date for the Participant’s first pension payment (and consistent with such regulations as the Secretary of the Treasury may prescribe) shall furnish the Participant with a written explanation in nontechnical language of the following:

(1)                                  The terms and conditions of the Qualified Joint and Survivor Annuity.

(2)                                  The Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit.

(3)                                  The rights of the Participant’s spouse with respect to the spouse’s required consent to the Participant’s election to waive the Qualified Joint and Survivor Annuity form of benefit.

(4)                                  The right to make, and the effect of, a revocation of the Participant’s election to waive the Qualified Joint and Survivor Annuity form of benefit.

(d)                                 An election under this section may be revoked in writing during the Election Period, and after such revocation another written election may be made during the Election Period.

(e)                                  All elections and revocations shall be made on the appropriate form available from the Company and shall be effective only upon completing, signing, and filing of the form with the Company during the Election Period.

(f)                                    A Participant who elects not to receive her pension in the form of a Qualified Joint and Survivor Annuity will receive a pension for her life only.

(g)                                 The provisions of this section shall not be applicable unless the Participant and his spouse are married to each other on the due date for the first pension payment to the Participant.  References to “spouse” in this section are to such spouse.

(h)                                 A Participant’s election to waive the Qualified Joint and Survivor Annuity shall not be effective unless all of the following conditions are satisfied:

(1)                                  The Participant’s spouse consents in writing to the election.

(2)                                  The Participant’s election designates a specific form of benefit payment (i.e., life annuity or an optional form of settlement under Sec. 5.9) and a specific beneficiary or contingent annuitant, if applicable in connection with such form of benefit payment, which designations may not be changed without further spousal consent (unless the spouse’s initial consent expressly permits future designations by the Participant without any further spousal consent.).

(3)                                  The spouse’s consent acknowledges the effect of the Participant’s election.

(4)                                  The spouse’s consent is witnessed by a Plan representative or notary public.

However, the above requirements will be deemed to be satisfied if it is established to the satisfaction of a Plan representative that the spouse’s consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.  Any consent by a spouse, or establishment that the consent of a spouse may not be obtained, shall be effective only with respect to such spouse.  A consent by a spouse is not revocable by that spouse.

Sec. 5.9  Optional Settlements.  In lieu of the amount and form of pension payable under the preceding sections of this Article, a Participant with respect to whom the Qualified Preretirement Survivor Annuity under Sec. 5.10 or the Qualified Joint and Survivor Annuity under Sec. 5.8 is not payable may, under such rules and regulations as the Company may prescribe which are in accord with the advice of the Actuary, elect to have a pension payable under one of the following options:

(a)                                  An option providing a reduced monthly pension which is the Actuarial Equivalent of his life only pension and which is payable to the Participant commencing on the same date as that upon which payments would otherwise commence and terminating with the last monthly payment before his death.  If  his death occurs on or after the due date of the first monthly payment under the option and before 120 monthly payments have been made to him such benefit shall be continued to the Beneficiary designated by the Participant in accordance with the rules in Sec. 5.11(d) until a total of 120 monthly payments have been made to him and his Beneficiary.

(b)                                 An option providing a reduced monthly pension which is the Actuarial Equivalent of his life only pension and which is payable to the Participant for his lifetime commencing on the same date as that upon which payments would otherwise commence, with provision for continuance upon his death of monthly payments of 100% or 50% of such reduced amount, as he shall have designated, to the person designated by him as his joint annuitant, if such joint annuitant survives him, with such monthly payments to continue for the lifetime of the joint annuitant.  Except as provided in the last paragraph of this section, an election of this option shall be automatically cancelled if either the person electing the option or his joint annuitant dies before the due date of the first monthly payment under the option.

(c)                                  In the case of a benefit payable to or with respect to a Participant whose Termination of Employment occurs on or after January 1, 2001 and who had attained age 40 prior to that date, an option providing a lump sum payment equal to the Actuarial Equivalent present value, determined as of the date the distribution is to occur using the factors specified in Sec. 2.3(b), of the Participant’s Accrued Monthly Pension payable as a life-only annuity commencing on the first day of the month following the Participant’s Normal Retirement Date (or following the Participant’s Late Retirement, in the case of a Participant who is older than age 65).  The lump sum payment will be determined without regard to any benefit to which the Participant may be entitled commencing prior to his Normal Retirement Date under Sec. 5.4 or Sec. 5.5.

Election of an option may be made at any time prior to commencement of pension payments.  If a Participant remains in the employ of a Participating Employer or an Affiliate after his Normal Retirement Date, if his death occurs thereafter prior to his Termination of Employment, and if he elected an optional settlement under this section which was not revoked prior to his death, the same benefit shall be provided his beneficiary or joint or contingent annuitant under the option as though the Participant’s Termination of Employment had occurred for a reason other than death on the last day of the month preceding his death.

Sec. 5.10  Qualified Preretirement Survivor Annuity.  If the requirements of subsection (a) are met, a Qualified Preretirement Survivor Annuity shall be paid with respect to a deceased Participant, subject to the following:

(a)                                  All of the following requirements must be met with respect to the Participant:

(1)                                  Immediately prior to his death the Participant has a nonforfeitable right to his accrued benefit under the Plan.

(2)                                  The Participant dies before the due date for his first pension payment.

(3)                                  The Participant is survived by a Qualified Spouse.

(b)                                 The “Qualified Preretirement Survivor Annuity” is the annuity that would be paid to the Qualified Spouse if the Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before the Participant’s date of death.   However, if the Participant had not attained age 40 prior to January 1, 2001 and dies before attaining age 55, the “Qualified Preretirement Survivor Annuity” is instead the annuity that would be paid to the Qualified Spouse under the following circumstances:

(1)                                  The Participant had a Termination of Employment on the date of his death.

(2)                                  The Participant survived to the first day of the month after his attainment of age 55.

(3)                                  Payments under the Qualified Joint and Survivor Annuity form of payment commenced to the Participant on the first day of the month after his attainment of age 55, and he died on the next day.

(c)                                  A surviving spouse entitled to a benefit under this section may elect to delay the commencement of pension payments to a later date than the date specified in subsection (b) by filing the election with the Company prior to the date payments commence.  However, the commencement date elected may not be later than the first day of the month following the date the Participant would have attained age 62.  The amount of the delayed pension shall be the Actuarial Equivalent, determined pursuant to Sec. 2.3(a), of the pension to which the spouse was entitled commencing on the date specified in subsection (b). However, the amount of the delayed pension shall not exceed the pension the spouse would have received if the Participant had died in the month following his Normal Retirement Date.

(d)                                 If the Participant’s Termination of Employment occurred on or after January 1, 2001 and the Participant had attained age 40 prior to that date, at any time prior to the date that payments to the Qualified Spouse are to commence under subsection (b), the Qualified Spouse may file an election with the Company that the benefit shall instead be paid in the form of a lump sum distribution that is the Actuarial Equivalent, determined as of the date the distribution is to occur using the factors specified in Sec. 2.3(b), of the benefit payable to the Qualified Spouse under subsection (b).

(e)                                  A person is a “Qualified Spouse” of a Participant if, and only if, such person and the Participant have been married to each other throughout the one-year period ending on the date of the Participant’s death.

Sec. 5.11  Additional Death Benefit. If a Participant’s death occurs while he is a Qualified Employee, a death benefit shall be payable, subject to the following:

(a)                                  The amount of the death benefit shall be equal to 200% of his Certified Earnings for the Plan Year preceding the Plan Year in which his death occurred, reduced as follows:

(1)                                  Said amount shall be reduced by the sum of (i) any workers compensation benefit payable with respect to the Participant by reason of his death and (ii) any other death benefit paid by the Company with respect to the Participant, other than any benefit paid under a trust fund established pursuant to Code section 501(c)(9) or paid under a travel/accident policy.

(2)                                  If the Participant was age 55 or older on the date of his death, the reduced amount determined in paragraph (1) shall be further reduced as provided in (A) or (B), whichever results in the greater reduction:

(A)                              The reduced amount determined in paragraph (1) shall be further reduced to the percentage thereof determined from the following table according to the Participant’s attained age on his last birthday coincident with or immediately preceding the date of his death:

Attained age on last birthday	Percentage Payable
55	92%
56	84.64%
57	77.87%
58	71.64%
59	65.91%
60	60.64%
61	55.78%
62	51.32%
63	47.22%
64	43.44%
65	39.96%
66	36.77%
67	33.83%
68	31.12%
69	28.63%
70 or more	25%

(B)                                The reduced amount determined in (1) shall be further reduced by a single sum amount which is the Actuarial Equivalent of the Qualified Preretirement Survivor Annuity, if any, payable with respect to the Participant under Sec. 5.10.

(3)                                  If the Participant was under age 55 on the date of his death, the reduced amount determined in paragraph (1) shall be further reduced by a single sum amount which is the Actuarial Equivalent of the Qualified Preretirement Survivor Annuity, if any, payable with respect to the Participant under Sec. 5.10.

(b)                                 However, the amount of the death benefit may not exceed 100 times the Net Accrued Monthly Pension the Participant would have had on his Normal Retirement Date if he had continued working until said date at the same rate of Certified Earnings as he was credited with for the Plan Year preceding the Plan Year in which his death occurred.

(c)                                  The death benefit under this section shall be paid in a single sum on a date determined by the Committee which shall not be more than one year after the date of the Participant’s death.

(d)                                 The Participant’s “Beneficiary” is the person or persons, natural or otherwise, designated by a Participant to receive any benefits payable under this section.  A Participant who has designated a Beneficiary may, without the consent of such Beneficiary, alter or revoke such designation.  To be effective, any such designation, alteration, or revocation shall be in writing, in such form as the Company may prescribe, and shall be filed with the Company prior to the Participant’s death.  If at the time of a Participant’s death there is not on file with the Company a fully effective designation of his Beneficiary, or if the designated Beneficiary does not survive the Participant, the Participant’s Beneficiary shall be the person or persons surviving him in the first of the following classes in which there is a survivor, share and share alike:

(1)                                  His spouse.

(2)                                  His children, except that if any of his children predecease him but leave descendants surviving him such descendant shall take by right of representation the share their parent would have taken if living.

(3)                                  His parents.

(4)                                  His brother and sisters.

(5)                                  His personal representative (executor or administrator).

Determination of the identity of the Beneficiary in each case shall be made by the Company.

(e)                                  If the Participant was receiving disability benefits under any disability plan sponsored by a Participating Employer at the time of his death, the Participant’s Certified Earnings for purposes of subsection (a) of this section shall not be less than his Certified Earnings for the twelve full calendar months immediately preceding the month in which the disability commenced.

Sec. 5.12  Suspension of Benefits and Effect of Reemployment.  If a Participant has a Termination of Employment, commences receiving pension payments under the Plan, and is subsequently reemployed by a Participating Employer, or if a Participant’s employment with a Participating Employer continues after he attains Normal Retirement Age, the following shall be applicable:

(a)                                  If a Participant is reemployed by a Participating Employer, his pension payments shall continue through the month in which he completes 1000 or more Hours of Service during a Plan Year or portion thereof.  After said month and prior to the month following his subsequent Termination of Employment, pension payments that the Participant would otherwise be entitled to receive for the following calendar months shall be permanently withheld:

(1)                                  Each calendar month ending prior to or with the Participant’s attainment of Normal Retirement Age in which he completes one or more hours of service.

(2)                                  Each calendar month ending after the Participant’s attainment of Normal Retirement Age in which he completes 40 or more hours of service.

(b)                                 If a Participant’s employment with a Participating Employer continues after he attains Normal Retirement Age, his pension payments will be permanently withheld for each calendar month in which he completes 40 or more hours of service.

(c)                                  If pension payments have been withheld pursuant to subsection (a)(2) or (b), payments shall resume or commence no later than the first day of the third calendar month following the last month subject to withholding.  The initial payment shall include the payment for the month in which payments resume and any amounts withheld during the period between the last month subject to withholding under subsection (a)(2) or (b) and the resumption of payments, less any amounts which are subject to offset.

(d)                                 If a monthly pension payment is made for a calendar month and it later is determined that such payment was subject to permanent withholding, the amount of such payment shall be applied as an offset against subsequent monthly payments unless the Participant has previously repaid the overpayment.  However, the amount of any such offset shall not exceed, in any one month after the Participant attains Normal Retirement Age, 25 percent of the monthly total benefit payment that would have been paid but for the offset (excluding the initial payment described in subsection (c), which is subject to offset without limitation).

(e)                                  The Company shall notify a Participant of any suspension under subsection (a)(2) or (b).  The notice shall conform to the requirements of section 2530.203-3(b)(4) of the Department of Labor Regulations.

(f)                                    If the Participant was reemployed as a Qualified Employee prior to January 1, 2001, when the Participant’s benefit payments resume following any period of suspension under subsection (a), the pension to which he is entitled under the Plan shall be paid under the same form as previously in effect and shall be in a monthly amount equal to the sum of (i) the monthly amount payable prior to the suspension plus (ii) any additional amount based on his service during the period of reemployment.  However, notwithstanding any other provision of the Plan to the contrary, no additional amount will be accrued for any Plan Year during the period of reemployment prior to the earliest Plan Year therein during which the Participant completed 1000 or more hours of service.

(g)                                 If the Participant was reemployed on or after January 1, 2001, when the Participant’s benefit payments resume following any period of suspension under subsection (a), the pension to which he is entitled under the Plan shall be paid under the same form as previously in effect and shall be in a monthly amount equal to the monthly amount payable prior to the suspension.  Notwithstanding any other provision of the Plan to the contrary, no additional amount will be accrued for any Plan Year during the period of reemployment.

(h)                                 “Hour of service” for purposes of this section is as required to be counted as such under sections 2530.200b-2(a)(1) and (2) of the Labor Department regulations.

(i)                                     The provisions of this section shall be administered in accordance with section 2530.203-3 of the Department of Labor Regulations.

ARTICLE VI

ADDITIONAL PROVISIONS REGARDING BENEFITS

Sec. 6.1  Commencement Date for Pension Payments.  Pension payments under this Plan shall be subject to the following rules:

(a)                                  Pension payments shall commence at the earlier of the times specified in paragraph (1) or (2) as follows:

(1)                                  As soon as administratively feasible after the date specified by the applicable Plan provision for the commencement of pension payments.

(2)                                  The 60th day after the close of the Plan Year in which the Participant reaches Normal Retirement Age or has a Termination of Employment, whichever is later; provided, however, that if the amount of the payment to be made cannot be determined by the latest of said dates, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained.

(b)                                 Notwithstanding any provision of subsection (a) or Article V to the contrary, effective January 1, 1997, pension payments must commence or must recommence by April 1 following the later of (i) the calendar year in which the Participant attains age 70½, or (ii) the calendar year in which the Participant’s Termination of Employment occurs.  However, clause (ii) of the previous sentence does not apply to any Participant who is a more than 5-percent owner of a Participating Employer (as defined in Code section 416) with respect to the Plan Year ending in the calendar year in which the Participant attained age 70½.  A Participant whose Termination of Employment has not occurred prior to April 1 of the calendar year following the year in which he attained age 70½ may file a written election with the Company to begin receiving pension payments as of the first day of any month on or after said April 1st and prior to his actual Termination of Employment pursuant to the provisions of the Plan as if his Termination of Employment had occurred.

(c)                                  Effective January 1, 1997, for purposes of determining the amount of the monthly pension payments to a Participant who will receive pension payments pursuant to subsection (b) while the Participant continues to be employed by a Participating Employer, the calculation shall be based on the assumption that the Termination of Employment occurred on March 31 of the calendar year following the calendar year in which the Participant attained age 70½ (or the day before the commencement date elected by the Participant, if later).  The amount of the monthly payments in each calendar year following the year in which payments commence shall be adjusted to reflect any additional benefit accrued.  The monthly amount shall be increased beginning with the monthly payment for January of the calendar year immediately following the calendar year in which the additional benefit accrues.  If a Participant had begun receiving required minimum distributions under this section prior to 1997, those distributions shall continue pursuant to the provisions of this subsection (c), except to the extent modifications are required by applicable laws or regulations.

Sec. 6.2  Payment of Lump Sums and Certain Consequences Thereof.  If the Actuarial Equivalent present value of an individual’s entire vested benefit is $5,000 or less, the benefit shall be paid in a single lump sum as soon as administratively feasible following the Participant’s Termination of Employment (or in the case of a death benefit payable under Article V, as soon as administratively feasible following the Participant’s death).  If the Actuarial Equivalent present value of an individual’s entire vested benefit is more than $5,000, (i) a lump sum distribution may be elected as an optional settlement pursuant to Sec. 5.9(c) by a Participant who had attained age 40 prior to January 1, 2001, and (ii) a lump sum distribution may be elected pursuant to this section by a Participant who had not attained age 40 prior to January 1, 2001 if the Actuarial Equivalent present value of the Participant’s entire vested benefit payable as a life-only annuity commencing on the first day of the month following the Participant’s Normal Retirement Date (or following the Participant’s Late Retirement, in the case of a Participant who is older than age 65 when payments would commence) is $10,000 or less.  Lump sum distributions are subject to the following:

(a)                                  In no event will a lump sum payment be made to or with respect to a Participant after pension payments have commenced to or with respect to that Participant.  In any case in which a lump sum distribution exceeds $5,000, the following requirements must be met:

(1)                                  If the Participant is living, the distribution may be made only with his written consent.

(2)                                  If the Participant’s spouse is living, the distribution may be made only with the spouse’s written consent.  Any such consent shall be subject to the requirements of Sec. 5.8(h).

(b)                                 If a distribution is made to the Participant of the Actuarial Equivalent present value of his entire accrued pension under the Plan not later than the close of the second Plan Year following the Plan Year in which the Participant’s Termination of Employment occurs, or if such a distribution was made under the Tennant Company Defined Benefit Retirement Plan prior to January 1, 2001, service performed by the Participant with respect to which such distribution is made shall be disregarded in determining his Years of Credited Service under the Plan if he is reemployed.

(c)                                  If the requirements of subsection (b) are not met, and the Participant is later reemployed, his pension upon termination of said period of reemployment will be reduced by the Actuarial Equivalent of the amount previously distributed to him under this Plan or the Tennant Company Defined Benefit Retirement Plan.

(d)                                 If a Participant who had not attained age 40 prior to January 1, 2001 has a Termination of Employment prior to attainment of age 55, and if the Actuarial Equivalent present value of the Participant’s entire vested benefit is more than $5,000 but not more than $10,000, the Participant shall be eligible to receive an immediate pension commencing on the first day of any month he elects which is after his Termination of Employment but prior to his Normal Retirement Date.  The pension payable under this subsection shall be the Actuarial Equivalent (determined pursuant to Sec. 2.3(a)) of the Participant’s pension payable under Sec. 5.5 following his Normal Retirement Date and shall be payable in any form the Participant elects which is permitted under Sec. 5.5, Sec. 5.8 or Sec. 5.9.  Except as provided in this subsection, any pension payable under this subsection shall be subject to all requirements of the Plan, including the spousal consent requirements of Sec. 5.8.

(e)                                  If the present value of a Participant’s vested accrued benefit is $0 upon his Termination of Employment, the Participant shall be deemed to have received an immediate lump sum distribution of $0, his prior service shall be disregarded for purposes of determining his accrued benefit under the Plan, and he shall thereupon cease to be a Participant for purposes of section 4006 of ERISA.  However, such a Participant who is subsequently reemployed by a Participating Employer or an Affiliate before he has incurred a period of five consecutive 1 - Year Breaks In Service shall be deemed to make a repayment of the $0 distribution at the time of reemployment and his prior service shall thereupon be reinstated.

(f)                                    The Company may provide for payment annually, semiannually, or quarterly, on an Actuarial Equivalent basis, of benefits which would otherwise be payable in small amounts monthly for life or a period of years.

(g)                                 With respect to lump sum distributions made under this section, notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of the distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.  For the purposes of this subsection:

(1)                                  An “eligible retirement plan” is an individual retirement account described in Code section 401(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) with respect to a defined contribution plan, that accepts the distributee’s distribution. Commencing January 1, 2002, an eligible retirement plan also means an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan.  Prior to January 1, 2002, in the case of a distribution to the surviving spouse, an eligible retirement plan is limited to an individual retirement account or individual retirement annuity.

(2)                                  A “distributee” includes a Participant or former Participant.  In addition, the Participant’s or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(3)                                  A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

(4)                                  This subsection does not apply to any portion of a lump sum distribution which is required to be distributed under Code section 401(a)(9).

Sec. 6.3  No Other Benefits.  No benefits other than those specifically provided for herein are to be provided under the Plan.

Sec. 6.4  Source of Benefits.  All benefits to which persons become entitled hereunder shall be provided only out of the Trust and only to the extent that the Trust is adequate therefor.  No benefits are provided under the Plan except those expressly described herein.

Sec. 6.5  Incompetent Payee.  If in the opinion of the Committee a person entitled to payments hereunder is disabled from caring for his affairs because of mental condition, physical condition, or age, payment due such person may be made to such person’s guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.  Prior to the furnishing of such evidence, the Committee may cause payments due the person under disability to be made, for such person’s use and benefit, to any person or institution then in the opinion of the Committee caring for or maintaining the person under disability.  The Committee shall have no liability with respect to payments so made.  The Committee shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

Sec. 6.6  Assignment and Alienation of Benefits.  Except as otherwise expressly permitted by the Plan or required by law, including a “qualified domestic relations order” as defined in ERISA, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly.  The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.  Where payments are to be made under a qualified domestic relations order before payments commence to the Participant, the present value of the benefits actually accrued for the Participant shall be determined on an Actuarial Equivalent basis.  Notwithstanding any other provisions of the Plan to the contrary, all benefits otherwise payable under the Plan with respect to a Participant shall be adjusted to the extent necessary to comply with a qualified domestic relations order.

Sec. 6.7  Payment of Taxes.  The Trustee may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Trustee’s opinion it shall be or may be required to pay out of such benefit.  The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

Sec. 6.8  Conditions Precedent.  No person shall be entitled to a benefit hereunder until his right there to has been finally determined by the Committee nor until he has submitted to the Committee relevant data reasonably requested by the Committee, including, but not limited to, proof of birth or death.

Sec. 6.9  Committee Directions to Trustee.  The Committee shall issue such written directions to the Trustee as are necessary to accomplish distributions to the Participants and beneficiaries in accordance with the provisions of the Plan.

Sec. 6.10  Benefits Not Increased by Actuarial Gains.  Forfeitures arising from severance of employment, death, or for any other reason shall not be applied to increase the benefits that any person would otherwise receive under the Plan at any time prior to the termination of the Plan or the complete discontinuance of employer contributions thereunder.

Sec. 6.11  Maximum Limitations on Benefits.  Notwithstanding any provision of the Plan to the contrary, a Participant’s benefit under the Plan shall not exceed the maximum amount permitted under Code section 415.  For purposes of applying the preceding sentence to Plan Years beginning on or after January 1, 2002:

(a)                                  The projected annual pension for any Plan Year with respect to a Participant whose benefit has not yet commenced, and the annual pension paid during any Plan Year to a Participant whose benefit has commenced, may not exceed the lesser of:

(1)                                  $160,000.  Effective January 1, 2003, and each January 1 thereafter, this amount shall be automatically adjusted by multiplying such limit by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code section 415(d) in such manner as the Secretary shall prescribe.  The new limitation shall apply to Plan Years ending within the calendar year of the date of the adjustment.

(2)                                  100% of the Participant’s average Compensation for his high three consecutive years of employment.

(b)                                 If a Participant’s benefit is paid in any form other than a straight life annuity or a Qualified Joint and Survivor Annuity, such benefit shall be converted on an Actuarial Equivalent basis to a straight life annuity beginning at the same age for purposes of applying the limitation in subsection (a).

(c)                                  If a Participant’s benefit commences before the Participant attains age 62, the dollar limitation in subsection (a)(1) (as reduced in (e), below, if necessary) shall be reduced for each month by which benefits commence before the month in which the Participant attains age 62 so that it is the Actuarial Equivalent of an annual benefit equal to such limitation commencing at age 62.

(d)                                 If the Participant’s benefit commences after the Participant attains age 65, the dollar limitation in subsection (a)(1) (as reduced in (e), below, if necessary) shall be increased so that it is the Actuarial Equivalent of a benefit of such dollar limitation commencing at age 65.

(e)                                  If a Participant has less than ten years of participation in this Plan, the limit referred to in subsection (a)(1) shall be reduced by multiplying that limit by a fraction, the numerator of which is the number of years (or part thereof) of participation (not to exceed ten and not to be less than one) in this Plan and the denominator of which is ten.

(f)                                    If a Participant has less than ten years of service with the employer, the limit referred to in subsection (a)(2) shall be reduced by multiplying that limit by a fraction, the numerator of which is the number of years (or part thereof) of service (not to exceed ten and not to be less than one) with the employer and the denominator of which is ten.

(g)                                 To the extent provided in Treasury regulations, the provisions of subsections (e) and (f) shall be applied separately with respect to each change in the benefit structure of the Plan.

(h)                                 If a Participant is or has been covered under more than one defined plan maintained by a Participating Employer or an Affiliate, the sum of the Participant’s annual benefits under all such plans may not exceed the maximum amount permitted under this section. To the extent necessary to comply with such limitation, the benefits under all such plans shall be reduced on a pro rata basis.  For Plan Years commencing in 2002 or later, any multiemployer plan shall be disregarded for purposes of applying the limit under subsection (a)(2).

(i)                                     For purposes of this section, “Compensation” means a Participant’s earned income, wages, salaries, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with his Participating Employer or an Affiliate to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan described in Treasury Regulation § 1.62-2(c)), and excluding the following:

(1)                                  Employer contributions to a plan of deferred compensation which are not includible in the Participant’s gross income for the taxable year in which contributed, employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, and any distributions from a plan of deferred compensation.  However, any amounts received by a Participant pursuant to an unfunded non-qualified plan of deferred compensation are Compensation in the year such amounts are includible in the Participant’s gross income.  Notwithstanding the foregoing, for Plan Years commencing on or after January 1, 1998, Compensation includes any elective deferrals which are not includible in the gross income of the employee under Code sections 125, 401(k), 402(h)(1)(B), 403(b) or 457 (or under Code section 132(f)(4) commencing January 1, 2001).

(2)                                  Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

(3)                                  Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option.

(4)                                  Other amounts which received special tax benefits.

Sec. 6.12  Restrictions on Benefits for Highly Compensated Employees.  Notwithstanding any other provisions of the Plan, the benefits payable under the Plan shall be limited in each case to the extent necessary to qualify the Plan under the applicable provisions of Code section 401(a).  Without limiting the generality of the foregoing:

(a)                                  In the event the Plan is terminated, the benefit of any highly compensated employee (within the meaning of Code section 414(q)) and any highly compensated former employee (within the meaning of Code section 414(q)(9)) shall be limited to a benefit that is nondiscriminatory under Code section 401(a)(4), in accordance with Treasury Regulation section 1.401(a)(4)-5(b)(2).

(b)                                 The total payments made under the Plan in any Plan Year to or on behalf of a restricted employee shall not exceed an amount equal to the payments that would be made to or on behalf of the restricted employee in that Plan Year under a single life annuity that is the Actuarial Equivalent of the accrued benefit and other benefits (within the meaning of

Treasury Regulation section 1.401(a)(4)-5(b)(3)(iii)) to which the restricted employee is entitled under the Plan; provided, however, that this limitation shall not apply in any Plan Year in which any one of paragraphs (1), (2), or (3) below is satisfied.

(1)                                  This paragraph is satisfied if, after taking into account payment of all benefits under the Plan payable to or on behalf of the restricted employee, the value of Plan assets equals or exceeds 110 percent of the value of current liabilities (within the meaning of Code section 412(l)(7)) of the Plan.

(2)                                  This paragraph is satisfied if the value of the benefits under the Plan payable to or on behalf of the restricted employee is less than one percent of the value of current liabilities (within the meaning of Code section 412(l)(7)) of the Plan.

(3)                                  This paragraph is satisfied if the value of the benefits under the Plan payable to or on behalf of the restricted employee does not exceed $5,000

(c)                                  For purposes of this section, the term “restricted employee” for a Plan Year means any highly compensated employee (within the meaning of Code section 414(q)) or highly compensated former employee (within the meaning of Code section 414(q)(9)) who is one of the 25 nonexcludable employees or former employees of the Participating Employers or any Affiliate with the largest amount of compensation in the current Plan Year or any prior Plan Year.

(d)                                 These conditions shall not restrict the full payment of any benefits payable on account of the death of a Participant who dies while the Plan is in effect.

(e)                                  This section is included herein solely to meet the requirements of Treasury Regulation section 1.401(a)(4)-5(b), and the conditions and limitations contained in this section shall not preclude settlements with Participants that comply with the requirements of such regulation.  This section shall cease to be effective at such time as the provisions of Treasury Regulation section 1.401(a)(4)-5(b) or any substitute therefor are no longer effective or applicable.

(f)                                    A restricted employee’s benefit may be distributed in full if prior to receipt of the restricted amount, the employee enters into a written agreement with the Company to secure repayment to the Plan of the restricted amount.  The restricted amount is the excess of the amounts distributed to the employee (accumulated with reasonable interest) over the amounts that could have been distributed to the employee under the single life annuity described in subsection (b) (accumulated with reasonable interest).  Subject to paragraphs (1)-(4), below, the employee may secure repayment of the restricted amount by (i) entering into an agreement for promptly depositing in escrow with an acceptable depository property having a fair market value equal to at least 125 percent of the restricted amount, (ii) providing a bank letter of credit in an amount equal to at least 100 percent of the restricted amount, or (iii) posting a bond equal to at least 100 percent of the restricted amount.

(1)                                  If the employee elects to post bond, the bond will be furnished by an insurance company, bonding company, or other surety for federal bonds.

(2)                                  The escrow arrangement may provide that an employee may withdraw amounts in excess of 125 percent of the restricted amount.  If the market value of the property in an escrow account falls below 110 percent of the remaining restricted amount, the employee must deposit additional property to bring the value of the property held by the depository up to 125 percent of the restricted amount.  The escrow arrangement may provide that the employee may have the right to receive any income from the property placed in escrow, subject to the employee’s obligation to deposit additional property, as set forth in the preceding sentence.

(3)                                  A surety or bank may release any liability on a bond or letter of credit in excess of 100 percent of the restricted amount.

(4)                                  If the Company certifies to the depository, surety, or bank that the employee (or employee’s estate) is no longer obligated to repay any restricted amount, a depository may redeliver to the employee any property held under an escrow agreement, and a surety or bank may release any liability on an employee’s bond or letter of credit.

Sec. 6.13  Effect on Unemployment Compensation.  For purposes of any unemployment compensation law, a distribution hereunder in one sum shall be considered to be a severance payment and allocated over a period of weeks equal to one sum payment divided by the employee’s regular weekly pay while employed by a Participating Employer, which period shall commence immediately following the employee’s Termination of Employment.

Sec. 6.14  Distributions Made in Accordance with Code Section 401(a)(9).  Notwithstanding any provision of the Plan to the contrary, distributions hereunder shall be made in accordance with the requirements of Code section 401(a)(9) and regulations thereunder, including Regulation §1.41(a)(9)-2.  Any provisions of the Plan that are inconsistent with Code section 401(a)(9) and the regulations thereunder shall be deemed inoperative.

Sec. 6.15  Inability to Locate Distributee.  If all or any portion of the benefit of a Participant, joint annuitant, or Beneficiary cannot be distributed solely because of the inability of the Company to determine the whereabouts of the distributee, after mailing a letter by first class mail to the last known address of the distributee, and after such further diligent effort as the Company determines is appropriate, and either (i) the Participant has attained age 65, or has died, or (ii) the benefit is distributable pursuant to Sec. 6.2 without the consent of the distributee, or (iii) the distributee consented in writing to receive a distribution, the benefit that cannot be distributed shall be forfeited.  In the event the distributee is located after a forfeiture has occurred under this section, the individual’s benefit shall be restored, and the individual shall be paid any amount that would have been required by law to have been paid prior to the date the benefit is restored, but without any interest or other adjustment for any period prior to the date the benefit is restored.

ARTICLE VII

TRUST

Sec. 7.1  Composition.  All sums of money and all securities and other property received by the Trustee for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the “Trust”.  Although the term “Trust” is used, part or all of said assets may be held by an insurance company pursuant to a group annuity contract between the Company and the insurance company.  All contributions of the Company to the Trust may be commingled for investment without distinction between principal and income.

Sec. 7.2  Trustee or Other Funding Agency.  The Trust may be held and invested as one fund or may be divided into any number of parts for investment purposes.  Each part of the Trust, or the entire Trust if it is not divided into one or more parts for investment purposes, shall be held and invested by one or more Trustees pursuant to the trust agreement entered into by the Company and said Trustee or Trustees or held and invested by an insurance company pursuant to an annuity contract entered into by the Company and said insurance company.  The selection and appointment of each Trustee or insurance company shall be made by the Company.  The Company shall have the right at any time to remove a Trustee or insurance company and appoint a successor thereto, subject to the terms of any applicable trust agreement or group annuity contract.  The Company shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan. Action on behalf of the Company pursuant to the foregoing provisions of this section may be taken only by the Board or by a person or persons so authorized by resolution of the Board.

Any such trust agreement may contain provisions pursuant to which (i) the Trustee will make investments on direction of an investment manager appointed by the Committee or (ii) the Trustee will enter into an annuity contract with an insurance company and transfer assets to said insurance company pursuant to directions by the Committee.

Sec. 7.3  Compensation and Expenses of Trustee; Other Expenses.  The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company.  The Trustee shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services.  Such compensation and reimbursements shall be paid from the Trust if not paid directly by the Company.  The Company or the Committee may obtain reimbursement from the Trust for expenses incurred in connection with administration of the Plan.  The Company or Committee may also direct the Trustee to make payment from the Trust to third parties for expenses incurred in connection with administration of the Plan.  However, no person who is a full-time employee of the Company may receive compensation from the Trust, except for reimbursement of expenses properly and actually incurred.

Sec. 7.4  Securities and Property of the Company.  An agreement with a Trustee may provide that the Trust may be invested in qualifying employer securities or qualifying employer real property, as those terms are used in ERISA, and to the extent permitted by said Act.  If qualifying employer securities or qualifying employer real property are purchased or sold as an investment of the Trust from or to a disqualified person or party in interest, as those terms are used in the aforesaid Act, and if there is no generally recognized market for such securities or property, the purchase shall be for not more than fair market value and the sale shall be for not less than fair market value, as determined in good faith by the Company or other Named Fiduciary assigned such function, or if the trust agreement so provides, as determined in good faith by the Trustee.

Sec. 7.5  No Diversion.  The Trust shall be for the exclusive purpose of providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan.  Such expenses may include premiums for the bonding of Plan officials required by ERISA, and may also include premiums payable with respect to the Plan to the Pension Benefit Guaranty Corporation other than premiums for contingent liability coverage.  No part of the corpus or income of the Trust may be used for, or diverted to, purposes other than for the exclusive benefit of employees of Participating Employers or their beneficiaries.  Notwithstanding the foregoing:

(a)                                  If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Trustee shall, upon written request of the Participating Employer, return such contribution or portion thereof to the Participating Employer within one year after the payment of the contribution to the Trustee; however, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer but shall remain in the Trust, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

(b)                                 Contributions by a Participating Employer are conditioned upon the deductibility of each contribution under Code section 404.  To the extent the deduction is disallowed, the Trustee shall, upon written request of the Participating Employer, return such contribution to the Participating Employer within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or the disallowed portion thereof) shall not be returned to the Participating Employer but shall remain in the Trust, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

(c)                                  If, in the case of termination of the Plan as to a Participating Employer, any residual assets attributable to such Participating Employer remain in the Trust after all liabilities of the Plan to Participants of such Participating Employer and their beneficiaries have been satisfied, such residual assets shall be returned to such Participating Employer.

Sec. 7.6  Employer Contributions. The Participating Employers shall make such contributions to the Trust from time to time as they consider advisable which shall not be less than the minimum contributions required by ERISA.

ARTICLE VIII

ACTUARY

Sec. 8.1  Appointment.  The Committee shall appoint as Actuary hereunder an individual who is an enrolled actuary as defined in ERISA or a partnership, corporation, or other organization which has as a partner or employee thereof such an enrolled actuary.

Sec. 8.2  Responsibilities.  The Actuary shall have the responsibilities expressly allocated to it hereunder and shall have such other responsibilities with respect to the Plan as may be agreed upon by the Committee and the Actuary.

Sec. 8.3  Compensation.  The Actuary shall receive such reasonable compensation for its services hereunder as may be agreed upon by the Committee and the Actuary.  To the extent not paid from the Fund, such compensation shall be paid by the Participating Employers in such proportions as the Company shall determine.

Sec. 8.4  Resignation, Removal, and Successor.  Any agreement between the Committee and the Actuary for services hereunder may be terminated by either party on 30 days written notice to the other.  In the event of a vacancy in the office of Actuary, the Committee shall appoint a successor.

ARTICLE IX

COMMITTEE

Sec. 9.1  Membership and Responsibility.  The general administration of the Plan, except as otherwise specifically provided herein, shall be placed in a Committee of not less than three members appointed from time to time by the Company, by action of the Board, to serve at the pleasure of said Board.  The members may, but need not be shareholders, directors or employees of the Company or an Affiliate.  Any member of the Committee may resign by notice in writing delivered to the Board and to the secretary of the Committee, such resignation to become effective at delivery or at any later date specified therein.  Except as expressly otherwise provided herein, the Committee shall control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto.  In carrying out its Plan responsibilities, the Committee shall have full discretionary authority to make factual determinations concerning eligibility for benefits or the amount of any benefits and to construe the terms of the Plan.  It is intended that the Committee have discretion to the fullest extent permitted by law and that the Committee’s exercise of its discretion be given deference to the greatest extent allowed under the law.  This discretion includes, but is not limited to, the authority to make any rules, regulations or computations that the Committee deems necessary to administer the Plan.

Sec. 9.2  Organization of Committee.  The Committee shall elect a chairman, who shall be one of the members of the Committee, and shall elect a secretary, who may but need not be one of the members of the Committee.

Sec. 9.3  Meetings and Actions of Committee.  The Committee shall hold such meetings, upon such notice, at such place or places, and at such time or times as it may from time to time determine.  A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.  All resolutions adopted or other actions taken by the Committee at a meeting shall be by vote of the majority of the members of the Committee at the time in office.  Action by the Committee may be taken without a formal meeting by the written authorization of a majority of the members of the Committee at the time in office.  The Committee may authorize one or more of its members or any agent to sign and deliver on its behalf directions, instructions, notices, certificates, consents, approvals, waivers, or other documents.  The certificate of the secretary of the Committee or of the majority of the members of the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person acting in reliance thereon.  No member of the Committee shall vote or otherwise participate in the consideration or determination by the Committee of any matters solely concerning the rights or interest of such member as a Participant hereunder.

Sec. 9.4  Outside Assistance.  The Committee may retain counsel (who may be counsel for the Company), employ agents, and provide for such clerical, accounting, investment, and other services as it may require in carrying out its responsibilities under the Plan.

Sec. 9.5  Powers of Committee.  The Committee shall have full power and authority to take any action it is specifically required or permitted to take under the provisions of the Plan and in addition thereto shall have the sole and exclusive power and authority subject to the limitations of the Plan:

(a)                                  For Plan administration:

(1)                                  To adopt rules and regulations, not inconsistent with the purposes and specific provisions of the Plan, for its administration;

(2)                                  To interpret and construe the provisions of the Plan;

(3)                                  To determine from time to time the status of all parties for the purposes of the Plan;

(4)                                  To determine the rights of Participants to benefits under the Plan and the method and time or times of payment of the same;

The foregoing determinations by the Committee shall be based on the books and records of the Company and Affiliates as applicable, kept in the regular course of business and such other sources as the Committee may consider to be reliable.

(b)                                 For Plan funding:

(1)                                  To establish and carry out a funding policy and method consistent with the means and objectives of the Plan and with the requirements of ERISA.

(2)                                  To communicate said policy and method to each Trustee and Investment Manager.

(3)                                  To appoint an Actuary pursuant to Article VIII.

(c)                                  For investment management:

(1)                                  To establish an investment program strategy and supporting investment guidelines and criteria for communication to the Trustee or investment manager consistent with the funding policy of the Plan.

(2)                                  To allocate investment responsibility for Plan assets among investment managers in accordance with the requirements of established funding policy and investment program strategies.

(3)                                  To select and appoint investment managers and to assign said managers specific investment programs as determined by established investment guidelines and criteria.

(4)                                  To direct the Trustee to enter into an annuity contract with an insurance company, to determine the form of said contract, and to direct the Trustee to transfer assets to the insurance company pursuant to said contract.

(d)                                 For delegation of powers: To appoint employees of the Company to carry out any of the aforesaid powers of the Committee.

Sec. 9.6  Compensation, Expenses, and Bonds.  No member of the committee shall receive any compensation for his services as such, but the Company shall reimburse the Committee and the members thereof for all expenses, including counsel and other fees, incurred or paid by them or any of them in carrying out the responsibilities of the Committee under the Plan.  The Company may also pay any such expenses directly.  The members of the Committee shall furnish such bonds as the Company may require.

ARTICLE X

ADMINISTRATION OF PLAN

Sec. 10.1  Certain Fiduciary Provisions.  For purposes of the Plan:

(a)                                  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(b)                                 A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(c)                                  At any time that the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company, by action of the Board or chief executive officer, may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(d)                                 Unless expressly prohibited in its appointment, a Named Fiduciary which is not the Company may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power to appoint an investment manager as defined in ERISA.

(e)                                  A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary (other than the Company), each other fiduciary, each person employed pursuant to subsection (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefor from the Trust if not paid directly by the Participating Employers.  However, no person so serving who already receives full-time pay from a Participating Employer shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

Sec. 10.2  General Fiduciary Standard.  Each Fiduciary shall discharge his duties with respect to the Plan solely in the interests of Participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Sec. 10.3  Discrimination Prohibited.  No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of highly compensated employees (as defined in Code section 414(q).

Sec. 10.4  Evidence.  Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made or presented to the proper party.

Sec. 10.5  Correction of Errors.  It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to or generated by the Committee or the Trustee.  The Committee shall have power to cause such equitable adjustments to be made to correct for such errors as the Committee in its discretion considers appropriate.  Such adjustments shall be final and binding on all persons.

Sec. 10.6  Claims Procedure.  The Committee shall establish a claims procedure consistent with the requirements of ERISA.  Such claims procedure shall provide adequate notice in writing to any Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim.

Sec. 10.7  Bonding.  Plan personnel shall be bonded to the extent required by ERISA.  Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Fund.  Such premiums may also be paid in whole or in part by the Participating Employers in such proportions as the Company shall determine.  The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

Sec. 10.8  Waiver of Notice.  Any notice required hereunder may be waived by the person entitled thereto.

Sec. 10.9  Agency For Legal Process.  The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

Sec. 10.10   Indemnification.  In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, each officer, each employee of the Participating Employers, and each member of the Committee against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost or expense arises.

Sec. 10.11  Records.  Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law.  Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

Sec. 10.12  Prohibited Transactions.  A fiduciary with respect to the Plan shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

Sec. 10.13  Actions Against the Secretary of Labor.  Under ERISA the Administrator of the Plan may bring suit to review a final order of the Secretary of Labor, to restrain said Secretary of Labor from taking any actions contrary to the provisions of ERISA, or to compel said Secretary to take any action required under Title I of said Act.  If the Administrator of the Plan acting in good faith brings any such suit in connection with any matter affecting the Plan, the costs and expenses (including legal fees) of such suit may be paid from the Fund.

Sec. 10.14  Effect of Criminal Conviction.  Persons who have been convicted of a crime shall not be permitted to serve as Administrator, fiduciary, officer, trustee, custodian, counsel, agent, or employee of or as a consultant to the Plan, if prohibited from so serving by ERISA.

ARTICLE XI

AMENDMENT, TERMINATION, MERGER

Sec. 11.1  Amendment.  Subject to the non-diversion provisions of Sec. 7.5, the Company, by action of the Board, or by action of a person so authorized by resolution of the Board, may amend the Plan at any time and from time to time.  No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of any Trustee without its written consent.  The Company agrees that promptly upon adoption of any amendment to the Plan it will furnish a copy of the amendment together with a certificate evidencing its due adoption, to each Trustee then acting.  Except as otherwise expressly provided by the amendment, an amendment to the Plan shall not be applicable in determining a Participant’s benefit unless that Participant was actively working for the Company or an Affiliate on or after the effective date of the amendment.

Sec. 11.2  Discontinuance of Joint Participation in Plan by a Participating Employer.  A Participating Employer, by action of its board of directors and on appropriate written notice to the Company and each Trustee then acting, may discontinue its joint participation in the Plan with the other Participating Employers.  The Company shall cause a determination to be made of the equitable part of the Trust assets held on account of Participants of the withdrawing employer and their beneficiaries.  The Company shall direct the Trustee to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing employer; provided, however, that such transfer shall be made only if and when the Company in its sole judgment is satisfied that the transfer can be made in full compliance with the applicable requirements of ERISA.  Such withdrawing employer may thereafter exercise, in respect of such separate fund, all the rights and powers reserved to the Company with respect to the Trust.  The plan of the withdrawing employer shall, until amended by the withdrawing employer, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing employer the words “Participating Employer”, “Participating Employers”, and “Company” shall thereafter be considered to refer only to the withdrawing employer.  Any discontinuance of participation by a Participating Employer shall be effected in such manner that each Participant or beneficiary would (if the Plan and the plan of the withdrawing employer then terminated) receive a benefit immediately after such discontinuance of participation which is equal to or greater than the benefit he would have been entitled to receive immediately before such discontinuance of participation if the Plan had then terminated.  No transfer of assets pursuant to this section shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

Sec. 11.3  Reorganizations of Participating Employers.  In the event two or more Participating Employers shall be consolidated or merged or in the event one or more Participating Employers shall acquire the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their employees.  In such event, in administering the Plan the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers involved in the reorganization.

Sec. 11.4  Termination.  The Plan may be terminated by action of all of the Participating Employers jointly participating therein at the time by action of their respective boards of directors.  An employer which has discontinued its joint participation in the Plan with the other Participating Employers shall also have the right to terminate its separate plan which resulted from such discontinuance at any time by action of its board of directors.  Any such voluntary termination of the Plan, or separate plan, shall be made in compliance with all applicable provisions of ERISA.  The Plan or separate plan, may also be terminated by action of the Pension Benefit Guaranty Corporation pursuant to the provisions of said Act.  Upon termination of the Plan, or separate plan, the following shall be applicable:

(a)                                  No further benefits shall accrue under the terminated Plan, and the rights of each employee thereunder to benefits accrued to the date of such termination, to the extent then funded, shall be nonforfeitable, provided, however, that the sole recourse for satisfaction of such rights shall be to the Trust and where applicable, to the Pension Benefit Guaranty Corporation.

(b)                                 The Trustee shall receive for the Trust of the applicable terminated plan any amount recovered under section 4045 of ERISA.

(c)                                  The Trustee shall deduct from the Trust of the terminated Plan its compensation, expenses properly chargeable thereto, and any and all taxes that may be imposed upon the Trust by virtue of the termination of the Plan or otherwise; provided, however, that the Trustee may accept such reasonable indemnity therefor from the Participating Employers as the Trustee shall specify.

(d)                                 If adequate the Trust of the terminated Plan shall then be applied to provide, in accordance with the provisions of such terminated plan as in effect at the time of such termination, all benefits accrued to the date of such termination whether vested or not.

(e)                                  If the Trust of the terminated plan is not adequate to provide all benefits accrued to the date of termination, the assets of the Trust of the terminated plan shall be allocated to provide benefits in the following order of priority subject to any applicable regulations promulgated by the Pension Benefit Guaranty Corporation or the Secretary of the Treasury or his delegate:

(1)                                  In the case of benefits payable as an annuity:

(A)                              In the case of the benefit of a Participant or beneficiary which was in pay status as of the beginning of the 3-year period ending on the termination date of the Plan, to provide each such benefit, based on the provisions of the Plan (as in effect during the 5-year period ending on such date) under which such benefit would be the least.  The lowest benefit in pay status during the 3-year period shall be considered the benefit in pay status for such period.

(B)                                In the case of the benefit of a Participant or beneficiary (other than a benefit described in subparagraph (A) above) which would have been in pay status as of the beginning of the 3-year period ending on the termination date of the Plan if the Participant had retired prior to the beginning of the 3-year period and if his benefits had commenced as a life only annuity as of the beginning of such period, to provide each such benefit based on the provisions of the Plan (as in effect during the 5-year period ending on such date) under which such benefit would be the least.

(2)                                  To provide all other benefits, if any, of individuals under the Plan guaranteed under ERISA (determined without regard to section 4022(b)(5) of said Act), and the additional benefits, if any, which would be so provided if section 4022(b)(6)

                                                of said Act did not apply.  In determining such benefits, section 4021 of said Act shall be applied without regard to subsection (c) thereof.

(3)                                  To provide all other nonforfeitable benefits under the Plan. If the assets available are not sufficient to satisfy in full such benefits:

(A)                              The assets shall be allocated to provide individuals with such benefits accrued under the Plan as in effect at the beginning of the 5-year period ending on the date of Plan termination.

(B)                                If the assets available for allocation under subparagraph (A) above are sufficient to satisfy in full the benefits described therein (without regard to this subparagraph (B)), then for purposes of subparagraph (A), benefits of individuals thereunder shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such 5-year period under which the assets available for allocation are sufficient to satisfy in full the benefits of such individuals, and any assets remaining to be allocated shall be allocated on the basis of the Plan as amended by the next succeeding Plan amendment effective during such period.

(4)                                  To provide all other accrued benefits under the Plan.

The amount allocated under any of paragraphs (1) through (4) above with respect to any benefit shall be properly adjusted for any allocation of assets with respect to that benefit under any of the preceding of said paragraphs.  Except as otherwise provided in paragraph (3) above, if the assets available for allocation under any of said paragraphs are insufficient to satisfy in full the benefits to be provided individuals under such paragraph, the assets shall be allocated pro rata among such individuals on the basis of the present value, as of the termination date of the Plan, of their respective benefits described in such paragraph. If the Secretary of the Treasury or his delegate determines that the allocation made pursuant to this subsection results in discrimination prohibited by Code section 401(a)(4) then, if required to prevent the disqualification of the Plan (or any trust under the Plan) the assets shall be reallocated to the extent necessary to avoid such discrimination but only to the extent permitted by ERISA.

(f)                                    If all liabilities of the Plan to Participants and their beneficiaries have been satisfied, any residual assets of the Plan shall be returned to the Participating Employer if such distribution does not contravene any provision of law.

(g)                                 If the Actuarial Equivalent present value of an individual’s entire benefit is $5,000 or less, the benefit shall be paid in a single sum promptly after termination of the Plan, provided, however, that payment may be deferred as provided in Sec. 11.7.  In all other cases, benefits following termination of the Plan shall be provided through purchase of an annuity contract from an insurance company offering the same settlement options and payment terms as are provided under the Plan.

(h)                                 In the event of the termination of the Plan, all Plan provisions and any agreements with Trustees relating to the Plan shall continue to have effect for the purpose of completing distributions in accordance with this section.

Sec. 11.5  Partial Termination.  If there is a partial termination of the Plan, either by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, the Company shall:

(a)                                  Determine the equitable part of the Trust assets held on account of Participants with respect to whom the Plan is terminated and their beneficiaries as though the partial termination was a discontinuance of joint participation in the Plan by a Participating Employer under Sec. 11.2.

(b)                                 Cause that portion of the Trust allocated to those Participants (and their beneficiaries) with respect to whom the partial termination takes place to be treated as the Trust of a terminated plan with respect to such persons.

(c)                                  Cause that portion of the Trust that is not allocated to those Participants (and their beneficiaries) with respect to whom the partial termination takes place to continue to be held and administered under the Plan for the benefit of the other Participants (and their beneficiaries).

The provisions of Sec. 11.4 shall be applicable to the partially terminated plan, to the Participants (and their beneficiaries) with respect to whom the partial termination takes place, and to the funds allocated to such persons, as though it constituted a separate plan; provided, however, that any residual assets shall be credited to the portion of the Trust referred to in subsection (c) above rather than being returned to the Participating Employers.

Sec. 11.6  Merger, Consolidation, or Transfer of Plan Assets.  In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).  No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

Sec. 11.7  Deferral of Distributions. Notwithstanding any provisions of the Plan to the contrary, in the case of a complete or partial termination of the Plan, the Company or the Trustee may defer any distribution of benefit payments to Participants and beneficiaries with respect to which such termination applies until after the following have occurred:

(a)                                  Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such termination on the qualified status of the Plan under Code section 401(a).

(b)                                 Appropriate adjustment of the Trust to reflect taxes, costs, and expenses, if any, incident to such termination.

ARTICLE XII

TOP-HEAVY PLAN PROVISIONS

Sec. 12.1  Key Employee Defined. “Key Employee” means any employee or former employee of the employer who at any time during the determination period was an officer of the employer or is deemed to have had an ownership interest in the employer and who is within the definition of key employee in Code section 416(i) and the regulations thereunder in effect for the particular Plan Year.

Sec. 12.2  Determination of Top-Heavy Status.  The top-heavy status of the Plan shall be determined according to the following standards and definitions:

(a)                                  The Plan is a Top-Heavy Plan for a Plan Year commencing after 1983 if the top-heavy ratio for this Plan exceeds 60 percent or if this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60 percent.  However, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60 percent.

(b)                                 The “top-heavy ratio” shall be determined as follows:

(1)                                  If the ratio is being determined only for this Plan or if the aggregation group only includes defined benefit pension plans, the top-heavy ratio is a fraction, the numerator of which is the sum of the present values of the accrued benefits of all Key Employees under the Plan or plans as of the determination date (including any part of any accrued benefit distributed in the five-year period ending on the determination date), and the denominator of which is the sum of the present value of all accrued benefits (including any part of any accrued benefit distributed in the five-year period ending on the determination date) of all employees under the Plan or plans as of the determination date.  (The “plans” referred to in the preceding sentence are the plans in the required or permissive aggregation group.)

(2)                                  If the determination is being made for a required or permissive aggregation group which includes one or more defined contribution plans, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances of all Key Employees under the defined contribution plans and the present value of accrued benefits under the defined benefit plans for all Key Employees as of the determination date (including any part of any account balance or accrued benefit distributed in the five-year period ending on the determination date), and the denominator of which is the sum of the account balances under the defined contribution plans for all employees and the present value of accrued benefits under the defined benefit plans for all employees as of the determination date (including any part of any account balance or accrued benefit distributed in the five-year period ending on the determination date).  (The “plans” referred to in the preceding sentence are the plans in the required or permissive aggregation group.)  Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution due but unpaid as of the determination date.

(3)                                  For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date. The account balances and accrued benefits of an employee who is not a Key Employee but who was a Key Employee in a prior year will be disregarded.  The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(4)                                  Commencing January 1, 2002, any distribution due to separation from service, death or disability which was made prior to the one-year period ending on the determination date shall be disregarded for purposes of applying this subsection (b).  The provisions of this subsection (b) also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code section 416(g)(2)(A)(i).

(c)                                  “Required aggregation group” means (i) each qualified plan of the employer in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer that enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) and 410.

(d)                                 “Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

(e)                                  “Determination date” for any Plan Year means the last day of the preceding Plan Year.

(f)                                    The “determination period” for a Plan Year is the Plan Year in which the applicable determination date occurs and the four preceding Plan Years.

(g)                                 The “valuation date” is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

(g)                                 The “present value” of benefits under this Plan and all other defined benefit plans of the employer for purposes of computing the top-heavy ratio shall be based on 5% interest and mortality rates based on the U.P. 1984 Mortality Table.

(i)                                     If an individual has not performed services for the employer during the five–year period ending on the determination date with respect to a Plan Year commencing prior to 2002, or during the one-year period ending on the determination date with respect to a Plan Year commencing in 2002 or later, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

(j)                                     For purposes of determining if the Plan, or any other plan included in the required aggregation group of which this Plan is a part, is a Top-Heavy Plan, the accrued benefit of any employee (other than a Key Employee) shall be determined as follows:

(1)                                  Under the method which is used for accrual purposes under all plans maintained by the employer.

(2)                                  If there is no method described in paragraph (1), as if such benefit accrued not more rapidly than the lowest accrual rate permitted under Code section 411(b)(1)(C).

Sec. 12.3  Minimum Accrued Benefit.  If the Plan is a Top-Heavy Plan, notwithstanding any other provisions of this Plan, each Participant who is not a Key Employee shall have a minimum accrued benefit (to be provided by employer contributions and expressed as a single life annuity, with no ancillary benefits, commencing at Normal Retirement Age) equal to the applicable percentage of the Participant’s average monthly compensation for years in the testing period.

(a)                                  For purposes of this section:

(1)                                  The “applicable percentage” is the lesser of 2 percent multiplied by the Participant’s number of years of service with the employer, or 20 percent.  For purposes of this paragraph (1), a Participant has a year of service for each Plan Year in which he completes 1000 Hours of Service; provided, however, that the following years shall not be taken into account:

(A)                              Plan Years commencing before January 1, 1984.

(B)                                Plan Years in which the Plan is not a Top-Heavy Plan.

(C)                                Plan Years in which the Participant is a Key Employee.

(D)                               Plan Years during which the employer did not maintain the Plan or a predecessor plan.

(E)                                 Plan Years that may be disregarded under the break in service provisions of Code section 411(a)(6).

(2)                                  “Compensation” is as defined in Sec. 6.11(i), subject to the limits in Sec. 2.7(f) and (g).

(3)                                  A Participant’s “testing period” comprises the five consecutive Plan Years during which the Participant had the greatest aggregate compensation from the employer, subject to the following:

(A)                              The Plan Years taken into account for purposes of this paragraph shall be adjusted for years not included in years of service for purposes of paragraph (1) above, as provided in Code section 416(c)(1)(D)(ii).

(B)                                The following Plan Years shall be disregarded for purposes of this paragraph if by disregarding such Plan Years the Participant’s average monthly compensation for years in the testing period will be reduced:

I.                                         Any Plan Year beginning before January 1, 1984.

II.                                     Any Plan Year commencing after the last Plan Year in which the Plan was a Top-Heavy Plan.

(b)                                 If a Participant becomes entitled to a benefit under the Plan, and (i) if the form of the benefit is other than a single life annuity and/or (ii) if the benefit commences at a date other than at Normal Retirement Age, the benefit payable to the Participant must be at least the Actuarial Equivalent of the minimum single life annuity benefit commencing at Normal Retirement Age.

(c)                                  A Participant’s minimum accrued benefit required under this section shall not be subject to suspension of payment under Sec. 5.12(a)(2) or (b).

(d)                                 This section shall not apply to any Participant who is covered under any other defined benefit plan of the employer to the extent the minimum benefit requirement otherwise applicable under this Plan will be satisfied by such other plan.

Sec. 12.4  Definition of Employer.  For purposes of this Article, the term “employer” means the Company and any trade or business entity under Common Control with the Company.

Sec. 12.5  Exception for Collective Bargaining Unit.  Section 12.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.

APPENDIX

1999 VOLUNTARY EARLY RETIREMENT PROGRAM

Section 1.  Eligibility.  This Appendix is effective August 1, 1999 and applies to each Participant who satisfies all of the following requirements:

(a)                                  The Participant must have been employed by the Company on June 1, 1999.

(b)                                 The Participant either must have attained age 60 or will have attained age 60 by December 31, 1999.

(c)                                  The Participant must have completed at least 20 years of actual service with the Company (including any continuous service preceding the acquisition date with any predecessor entity that has been acquired by the Company), or would be credited with such years of service by December 31, 1999 if the Participant’s Termination of Employment did not occur prior to that date.

(d)                                 The Participant must file with the Company on or before September 17, 1999, a written election to retire under this Appendix, and such election must not have been revoked. The election must include a release of all claims against the Company or the Plan in such form as the Company specifies.  The Participant must also file with the Company such other forms as are specified by the Company for this program.

(e)                                  The Participant’s Termination of Employment must occur on a date specified by the Company, which shall be on or before March 31, 2000, and the Participant must file with the Company a written election to commence pension payments as to the first day of the month following the Participant’s Termination of Employment.

(f)                                    This Appendix also applies to any individual who meets the requirements of subsections (a) through (e) of this section but who was not previously a Participant in this Plan solely because the individual was employed by the Company on December 31, 1981 and is excluded from participation in this Plan because the individual made an election to participate in Company contributions to Retirement Accounts as described in Sec. 4.1(d) of the Tennant Company Defined Benefit Retirement Plan.  An individual described in the previous sentence shall become a Participant as of the date the individual’s election of this program pursuant to subsection (d) becomes irrevocable, but such participation shall be solely for purposes of receiving the benefits described in Sections 2 and 3 of this Appendix.

Section 2.  Enhanced Pension Benefit.  The benefit to which a Participant who satisfies the requirements of Section 1 of this Appendix is entitled under the Plan shall be determined as follows:

(a)                                  Except as provided in subsection (b), the benefit to which the Participant is entitled under the Plan shall be determined pursuant to the applicable provisions of the Plan, with the following modifications:

(1)                                  The Participant’s age shall be deemed to be equal to his or her actual age on the

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                                                first day of the month following the date the Participant’s Termination of Employment occurred, plus three years; provided, however, that such deemed age shall not exceed age 65 (or the Participant’s actual age, if greater than 65).

(2)                                  The Participant’s Adjusted Years of Credited Service under Sec. 3.3 shall be determined by adding three years to the Participant’s Years of Credited Service on the date his or her Termination of Employment occurred.

The Participant’s pension, adjusted pursuant to this subsection (a), shall commence pursuant to the terms of the Plan as of the first day of the month following the date the Participant’s Termination of Employment occurred.

(b)           The benefit payable under this Section 2 to an individual who became a Participant pursuant to Section 1(f) of this Appendix shall be determined as follows:

(1)                                  A monthly amount shall be calculated equal to the Accrued Monthly Pension the individual would have earned under this Plan as of the date his or her Termination of Employment occurred if the individual had been a Participant in this Plan since January 1, 1982.  If the Participant is under age 65 on the first day of the month following his or her Termination of Employment, the amount determined under the previous sentence shall be reduced as provided in Sec. 5.4 to reflect the early commencement.

(2)                                  A monthly amount shall be calculated equal to the Accrued Monthly Pension the individual would have earned under this Plan as of the date his or her Termination of Employment occurred if the individual had been a Participant in this Plan since January 1, 1982, but reflecting three additional Years of Credited Service as provided in subsection (a)(2) of this Section 2.  If the Participant’s deemed age determined pursuant to subsection (a)(1) of this Section 2 as of the first day of the month following the Participant’s Termination of Employment is less than 65, the amount determined under the previous sentence shall be reduced as provided in Sec. 5.4 to reflect an early commencement at such deemed age.

(3)                                  The benefit to which the individual is entitled under this Section 2 shall be equal to the amount determined under paragraph (2) minus the amount determined under paragraph (1).  Such benefit shall be payable as a monthly pension, with the first payment to be made as of the first day of the month following the Participant’s Termination of Employment and the last payment to be made as of the first day of the month in which the Participant’s death occurs.

(4)                                  If the benefit payable under this subsection (b) is to be paid in a form other than the life-only annuity described in paragraph (3), the benefit shall be reduced on an Actuarial Equivalent basis pursuant to the terms of the Plan to reflect the form in which it is to be paid.

(c)           All rights to a pension under this Section 2 shall cease in the event the Participant is reemployed by a Participating Employer (subject to any provision of the Plan regarding suspension of benefits that applies in the event of reemployment), and the Participant shall thereafter only be entitled to such benefits as may be provided under Articles V and

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VI. However, the monthly benefit payable as a life-only annuity following a subsequent Termination of Employment shall not be less than the monthly benefit that was payable in the same form under this Section 2 prior to the reemployment.

(d)                                 The benefits payable under this Section 2 and Section 3 may not exceed the maximum amount allowed under Sec. 6.11.  For purposes of Sec. 6.11(e), an individual who is a Participant as a result of Section 1(f) has one year of participation in this Plan.

(e)                                  Except as provided above to the contrary, the pension payable under this Section 2 shall be subject to all the provisions of the Plan, and in this regard special reference is to be made to the provisions of Articles V and VI.

Section 3.  Social Security Supplement.  Each Participant who satisfies the requirements of Section 1 of this Appendix shall receive a monthly Social Security Supplement payment commencing as of the first day of the month following his or her Termination of Employment, provided the Participant is under age 62 on that commencement date, subject to the following:

(a)                                  The amount of the Participant’s Social Security Supplement each month shall be equal to the amount estimated by the Actuary based on the Participant’s rate of Certified Earnings in effect on July 1, 1999 to be the old-age insurance benefit to which the Participant will be entitled commencing at age 62 under Title II of the Social Security Act as in effect on July 1, 1999.  The estimate shall be made by assuming (i) that the Participant will have no earnings covered by the Social Security Act after 1999, (ii) that past increases in the Participant’s earnings covered by the Social Security Act had been at the same rate as the rate of increase in the National Average Wage, and (iii) that there will be no increases in the Social Security Wage Base or cost of living adjustments under the Social Security Act after 1999.

(b)                                 The last monthly payment under this Section 3 shall be made as of the earliest of the following dates:

(1)                                  The first day of the month in which the Participant attains age 62.

(2)                                  The first day of the month in which the Participant is reemployed by a Participating Employer.

(c)                                  If the Participant dies before receiving all the payments to which he or she is entitled under this Section 3, the remaining payments shall be made to the Participant’s surviving spouse, or if there is no surviving spouse, to the Participant’s estate.  If the Participant’s spouse survives the Participant but dies prior to receiving all of the payments due under this section, the remaining payments shall be made to the spouse’s estate.  The amount and time of each monthly payment under this subsection shall be determined as though the Participant had lived.

Section 4.  Certain Death Situations.    If the Participant’s death occurs after the Participant’s election to retire under Section 1(d) of this Appendix has become irrevocable but before the date that benefit payments are to commence under this Appendix, the Participant’s Termination of Employment for purposes of Section 1(e) shall be deemed to have occurred on the date of the death, any Qualified Preretirement Survivor Annuity payable under Sec. 5.10 with respect to the Participant shall take into account the modifications provided in Section 2 of this Appendix, and payments of any Social Security

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Supplement to which the Participant was entitled under Section 3 of this Appendix shall commence as of the first day of the month following the Participant’s death to the person entitled to such payments under Section 3(c).

Section 5.  Applicable Plan Provisions.  Benefits under this Appendix shall be determined pursuant to the provisions of the Plan that were in effect on the date this Appendix was adopted, disregarding any amendments of the Plan that were adopted after the date this Appendix was adopted unless such amendment specifically refers to this Appendix or is required by applicable law or regulation to apply to the benefits payable under this Appendix.  All cross references in this Appendix are to the provisions of the Plan in effect on the date this Appendix was adopted.

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